UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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D&E Communications, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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D&E COMMUNICATIONS, INC.

Ephrata, Pennsylvania

Notice of 2008 Annual Meeting

to Shareholders and Participants

in the Dividend Reinvestment Plan

and the D&E Communications, Inc. Employee 401(k) Savings Plan

The Annual Meeting of the Shareholders of D&E Communications, Inc. (“the Company” or “D&E”) will be held in accordance with the By-Laws of the Company on Thursday, April 24, 2008, at 10:30 a.m. local time, at the Brossman Business Complex, 124 East Main Street, Ephrata, Pennsylvania 17522. The purposes of the meeting, which are more fully described in the accompanying Proxy Statement, are:

1.	To elect four (4) Class A Directors for a term to expire in the year 2011 (or until their successors are duly elected and qualified);

2.	To elect one (1) Class C Director for a term to expire in the year 2010 (or until a successor is duly elected and qualified);

3.	To approve the 2008 Long-Term Incentive Plan of D&E Communications, Inc. (the “2008 Long-Term Incentive Plan” or “Plan”);

4.	To ratify the Board of Directors’ selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2008; and

5.	To act upon such other business as may be properly brought before the meeting.

Only holders of common stock of record on the books of the Company at the close of business on March 3, 2008, will be entitled to vote at the Annual Meeting or any adjournment thereof.

For those shareholders who are also participants in the D&E Communications, Inc. Dividend Reinvestment Plan (the “DRP”), for which the Company serves as administrator and is the record owner of those shares or the Employee 401(k) Savings Plan, for which Fidelity Investments (“Fidelity”) is the trustee and is the record owner, you are entitled to direct the Company and/or Fidelity as to how to vote the shares allocated to your account by returning the enclosed Proxy/Voting Instruction Card(s). A copy of the Proxy Statement and the 2007 Annual Report of the Company are being mailed to you simultaneously. The Board of Directors’ nominees for four Class A directors and one Class C director are set forth in the accompanying Proxy Statement, as well as further information on the foregoing matters.

Only shareholders are invited to attend the Annual Meeting. Proof of ownership of the Company’s common stock, as well as a form of personal identification, may be requested in order to be admitted to the Annual Meeting. If you are a shareholder of record, your name can be verified against our shareholder list. If your shares are held in the name of a bank, broker or other holder of record, and you plan to attend the Annual Meeting, you must present proof of your ownership of the Company’s common stock, such as a bank or brokerage account statement, to be admitted to the Annual Meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY INTERNET, TELEPHONE OR COMPLETE, DATE AND SIGN THE ENCLOSED PROXY/VOTING INSTRUCTION CARD(S) AND RETURN THEM PROMPTLY IN THE ENCLOSED ENVELOPE TO MELLON INVESTOR SERVICES LLC TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.

By Order of the Board of Directors

Thomas E. Morell

Secretary

March 27, 2008

Enclosures

D&E COMMUNICATIONS, INC.

PROXY STATEMENT

Date, Time and Place of Meeting

The Annual Meeting of the shareholders of D&E Communications, Inc. (the “Company” or “D&E”) will be held at 10:30 a.m. on Thursday, April 24, 2008, at the Company’s principal executive offices at the Brossman Business Complex, 124 East Main Street, Ephrata, Pennsylvania 17522 (the “Annual Meeting”).

Only shareholders are invited to attend the Annual Meeting. Proof of ownership of the Company’s common stock, as well as a form of personal identification, may be requested in order to be admitted to the Annual Meeting. If you are a shareholder of record, your name can be verified against our shareholder list. If your shares are held in the name of a bank, broker or other holder of record, and you plan to attend the Annual Meeting, you must present proof of your ownership of the Company’s common stock, such as a bank or brokerage account statement, to be admitted to the Annual Meeting.

Purpose of the Meeting

The shareholders will be asked to consider and vote upon the following matters at the meeting:

•	the election of four Class A directors for a term of three years;

•	the election of one Class C director for a term of two years;

•	the approval of the 2008 Long-Term Incentive Plan;

•	the ratification of the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2008; and

•	such other business as may be properly brought before the meeting and any adjournment or postponement thereof.

Solicitation, Revocability and Voting of Proxies

Proxies in the accompanying form are being solicited by the Board of Directors (the “Board”) of the Company for use at the Annual Meeting. If you grant a proxy, you may revoke your proxy at any time until it is voted by:

•	delivering a notice of revocation or delivering a later-dated proxy to Thomas E. Morell, Secretary, D&E Communications, Inc., 124 East Main Street, Ephrata, Pennsylvania 17522;

•	submitting a proxy card with a later date at the Annual Meeting;

•	submitting another vote over the Internet or telephone; or

•	appearing at the Annual Meeting and voting in person.

Your last vote is the vote that will be counted. Attendance at the Annual Meeting will not, in and of itself, revoke a proxy. Unless revoked, any proxy given pursuant to this solicitation will be voted at the meeting in accordance with the instructions thereon. In the absence of instructions, all proxies will be voted FOR the election of the five nominees for director identified in this Proxy Statement, FOR the approval of the 2008 Long-Term Incentive Plan and FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent auditors. Although the Board of Directors knows of no other business to be presented, in the event that any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors of the Company.

This proxy statement and the form of proxy are being mailed to shareholders commencing on or about March 27, 2008.

Shareholders Entitled to Vote

Only holders of shares of Common Stock, par value $0.16 per share, of the Company (“Common Stock”) as shown on the books of the Company at the close of business on March 3, 2008, the record date, will be entitled to vote at the meeting.

Voting

On the record date, there were 14,465,218 shares of Common Stock outstanding. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote is required to constitute a quorum for transaction of business at the Annual Meeting. Each holder of the Company’s Common Stock is entitled to one vote per share owned of record on all business presented at the meeting.

If you own your shares of common stock of record, you may authorize the voting of your shares over the Internet at http://www.proxyvoting.com/decc or by calling 1-866-540-5760 and by following the instructions on the enclosed proxy card. Authorizations submitted over the Internet or by telephone must be received by 11:59 P.M. local time on April 23, 2008.

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm will provide a voting instruction form to you with this Proxy Statement, which you may use to direct how your shares will be voted. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your voting instruction form.

The Judge of Election is appointed by the Board to conduct the tabulation of votes with respect to the election of directors and any other matters to come before the Annual Meeting and to report the results thereof. The four nominees for Class A directors and one nominee for Class C director receiving the highest number of votes shall be elected as Class A and Class C directors respectively of the Company. Under the Company’s By-Laws and applicable law, the affirmative vote of a majority of the votes cast at the meeting is required for the approval of the 2008 Long-Term Incentive Plan and for the ratification of the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2008.

Abstentions and broker non-votes are not votes cast, although they will be counted in determining whether there is a quorum. Because directors are elected by a plurality, abstentions and broker non-votes have no effect on the election of directors. Similarly, abstentions and broker non-votes will have no effect on the approval of the 2008 Long-Term Incentive Plan or the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors.

Cost of Solicitation

The Company will bear the entire cost of the solicitation of proxies, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy and any additional material which may be furnished to shareholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in the names of such nominees. The Company will reimburse brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of the Company’s Common Stock. In addition to use of the mail, proxies may be solicited by directors, officers and other employees of the Company, without additional compensation, in person, by telephone or by Internet. D&E does not plan to employ a professional solicitation firm with respect to the proxy vote.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR the election of the four nominees for Class A director identified in this Proxy Statement, FOR the election of one nominee for Class C director identified in this Proxy Statement, FOR the approval of the 2008 Long-Term Incentive Plan and FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent auditors.

PROPOSAL 1: ELECTION OF FOUR (4) CLASS A DIRECTORS

and

PROPOSAL 2: ELECTION OF ONE (1) CLASS C DIRECTOR

The Company’s By-Laws provide for a maximum of thirteen (13) directors to be elected to the Company’s Board, and the exact number is determined by resolution of the Board of Directors. For 2008, the Board of Directors has set the number of Directors at twelve (12).

The Board currently consists of twelve (12) members divided into three classes, which are classified with respect to the year in which their term shall expire. Each class of directors holds office for a term of three years (or until their successors are duly elected and qualified), and the terms of the three classes of the Board are staggered. Accordingly, one of the three classes is elected each year to succeed the directors whose terms are expiring. Currently, the directors in Class A are serving terms expiring this year. The directors in Classes B and C are serving terms expiring at the annual meeting of the shareholders in 2009 and 2010, respectively. The Board has nominated for re-election to Class A four directors whose terms expire this year, namely John Amos, John C. Long, G. William Ruhl and W. Garth Sprecher. If elected, their terms will expire at the 2011 annual meeting (or at such time as their successors are duly elected and qualified). The Board has nominated for election to Class C director a current Class A director whose term expires this year, namely Richard G. Weidner. If elected, his term will expire at the 2010 annual meeting (or at such time as a successor is duly elected and qualified). The Board has chosen to nominate one of its Class A directors for re-election as a Class C director in order to evenly balance its members among its three classes of directors in accordance with Pennsylvania Business Corporation Law. There are no arrangements or understandings between any director or nominee and any other person pursuant to which the director or nominee was or is to be elected as a director, except for James W. Morozzi, whose employment agreement provides for his nomination as a director.

The persons named in the accompanying proxy card as proxy holders will vote the shares as designated by the shareholder. Absent such designation, the proxy holders will have the right to vote as they see fit. In such circumstances, the Company has been advised by the proxy holders that they intend to vote pursuant to the proxy for the election of the Company’s nominees for director. Each individual nominated for election as a director has agreed to serve if elected. However, in the event of the refusal or inability of any of the foregoing nominees for director to serve, the persons named in the accompanying proxy have informed the Company that they intend to vote at the Annual Meeting pursuant to the proxy for the election of such person(s), if any, as may be nominated by the Board.

Directors

Set forth below are the four nominees to serve in Class A, the one nominee to serve in Class C, and the current Class B and Class C directors. All of the directors and nominees, other than Messrs. Ruhl, Sprecher and Morozzi, have been determined by the Board of Directors to be independent for purposes of the Nasdaq listing standards and applicable Securities and Exchange Commission (“SEC”) standards.

Nominees for Class A Directors for Terms to Expire in 2011

John Amos, age 76, has been in the commercial fruit and produce-growing business for more than 50 years in Grand Traverse County, Michigan serving as President of Hi-Lo Farms, Inc. since 1979 and as Senior Partner of Amos Farms since 1980. Mr. Amos has been a director of the Company since 1990. He is a member of the Compensation Committee and the Strategic Planning Review Committee.

John C. Long, age 43, is Chief Financial Officer of Innovative Solutions & Support, Inc., a public company subject to SEC periodic reporting requirements, that designs, manufactures and markets flight information computers, electronic displays and advanced monitoring systems. Mr. Long has served in this position since

January 2008. Previously, Mr. Long served as Vice President, Treasurer and Secretary of Arrow International, Inc., a public company subject to SEC periodic reporting requirements that manufactures medical devices. Prior to this, Mr. Long served from 1989 to 1995 as Controller of the Jaindl Companies, a group of privately held companies involved in agribusiness and real estate development,. Mr. Long is a Certified Public Accountant and was employed by Concannon, Gallagher, Miller & Co., CPA’s from 1986 to 1989. Mr. Long also served as a director of American Bank Incorporated, a regional bank holding company subject to SEC periodic reporting requirements, and as chairman of its audit committee from 2003 to 2006. Mr. Long has been a director of the Company since 2006. He is Chairman of the Audit Committee and a member of the Nominating and Governance Committee.

G. William Ruhl, age 68, serves as Vice Chairman of the Board of Directors of D&E Communications, Inc. Mr. Ruhl served as the Chairman of the Board from November 2004 through May 2006 and Chief Executive Officer of D&E Communications, Inc. from October 2001 to March 2005. From 1991 to October 2001, Mr. Ruhl served as Senior Vice President of D&E Communications, Inc. On December 31, 2005, he retired as a full time employee of the Company. Prior to joining D&E Communications, Inc. in 1991, Mr. Ruhl was employed by Bell of Pennsylvania and Bell Atlantic for 30 years. Mr. Ruhl is a registered Professional Engineer and a life member of the Institute of Electrical and Electronics Engineers, Inc. Mr. Ruhl served on the Boards of Directors of the United States Telecom Association, the Pennsylvania Telephone Association, the Economic Development Company of Lancaster County and the Harrisburg Regional Chamber. He is presently on the Executive Committee and the Board of Directors of the Alliance Telecommunications Solutions and is a member of the Board of Trustees of Harrisburg University. He has also been chairman of the Technology Council of Central Pennsylvania and is on their Board of Advisors. He is the General Manager and a member of the Board of Directors of the Central Pennsylvania Symphony. Mr. Ruhl has been a director of the Company since 1993. He serves on the Executive Committee and is Chairman of the Strategic Planning Review Committee.

W. Garth Sprecher, age 56, retired as Senior Vice President and Secretary of D&E Communications, Inc. effective November 1, 2007 having served in that position since May of 2002. He had served as Vice President and Secretary of D&E Communications, Inc. from 1996 to 2002. Mr. Sprecher held various positions with D&E since 1984. He is a member of the Board of Directors and serves as Vice Chairman of Sterling Financial Corporation (“Sterling”), a public company subject to SEC periodic reporting requirements. He is a member of the finance committee and the nominating committee and is Chairman of the executive committee and compensation committee of Sterling. Mr. Sprecher is Vice Chairman of the Board of Directors of Lancaster General HealthCare Foundation. Mr. Sprecher is a member of the National Association of Corporate Directors. Mr. Sprecher has been a director of the Company since 1993. He is a member of the Executive Committee and the Strategic Planning Review Committee.

THE BOARD RECOMMENDS VOTING FOR THE ELECTION OF ITS FOUR (4) NOMINEES AS CLASS A DIRECTORS WHOSE TERMS WILL EXPIRE IN 2011.

Richard G. Weidner, age 81, retired as President of Beard and Company, Inc., Certified Public Accountants, in 1986. From 1989 until May 2002, he served as a member of the Board of Directors of Conestoga Enterprises, Inc., a public company that was subject to SEC periodic reporting requirements until its merger with D&E Communications, Inc. in May 2002. Mr. Weidner is a member of the Pennsylvania Institute of Certified Public Accountants and is a past president of its Reading, Pennsylvania Chapter. Mr. Weidner has been a director of the Company since 2003. He is a member of the Audit Committee and the Compensation Committee.

THE BOARD RECOMMENDS VOTING FOR THE ELECTION OF ITS NOMINEE AS A CLASS C DIRECTOR WHOSE TERM WILL EXPIRE IN 2010.

Class B Directors Whose Terms Expire in 2009

Frank M. Coughlin, age 48, currently serves as President and Chairman of LTC Communications, Inc., a local exchange carrier headquartered in Rowland, Pennsylvania and has served as an officer and/or director of

LTC Communications, Inc. since 1991. Mr. Coughlin also serves as a director of the Pennsylvania Telephone Association and served as the Association’s Chairman from 1998 to 2003. Between 1989 and 1998, he was Vice President of AMC Cellular Corporation, a cellular system operator in western Pennsylvania. Mr. Coughlin has been a director of the Company since 2006. He is Chairman of the Compensation Committee and a member of the Nominating and Governance Committee.

Ronald E. Frisbie, age 85, retired from D&E Communications, Inc. in 1992 where he served as Vice President from 1971 until 1992, and Secretary, Treasurer and Assistant to the President from 1985 until 1992. Mr. Frisbie has been a director of the Company since 1983. He is a member of the Audit Committee and the Nominating and Governance Committee.

James W. Morozzi, age 45, has served as President and Chief Executive Officer of D&E Communications, Inc. since April 2005 and was hired as Chief Executive Officer in March 2005. He had served as President of Exelon Communications, a division of Exelon Enterprises, LLC, from 2001 to 2004. From 1986 to 2001, he worked in various management roles at PECO Energy Company, including Business Leader/Vice President of PECO Wireless, LLC and Corporate Strategist for Corporate Planning and Development. He formerly served as chairman of the management committee of PECO Telcove Communications and as a Board member of AT&T Wireless PCS of Philadelphia, LLC. Mr. Morozzi is a member of the Board of Directors of the Pennsylvania Telephone Association and the Lancaster Chamber of Commerce and Industry. He is a member of the National Association of Corporate Directors. Mr. Morozzi has been a director of the Company since 2005. He is a member of the Executive Committee.

D. Mark Thomas, age 60, has been a managing partner in the law firm of Thomas, Thomas, Armstrong & Niesen, Harrisburg, Pennsylvania, since the formation of the firm in 1991. From 1977 to 1990, he was a partner in the law firm of Thomas & Thomas. Mr. Thomas’ law practice is concentrated primarily in public utility and telecommunications law. Mr. Thomas has been a director of the Company since 1997, and has served as Lead Director, as Vice Chairman and, from May 2006 through February 2008, as Chairman of the Board. He is a member of the Executive Committee and the Strategic Planning Review Committee.

Class C Directors Whose Terms Expire in 2010

Paul W. Brubaker, age 64, is the Executive Vice President, Corporate Secretary and a director of the Ephrata National Bank, a public company subject to SEC periodic reporting requirements, where he has been employed since 1961. He is a graduate of the American Institute of Banking and serves as a director of Pleasant View Retirement Community, Manheim. He serves as past Chairman of the Board of Directors of the Atlantic Northeast District, Church of the Brethren. Mr. Brubaker served on the executive committee of Group 5 of the Board of Directors of the Pennsylvania Bankers Association. Additionally, Mr. Brubaker serves on the Board of Directors of the Ephrata Economic Development Corporation. Mr. Brubaker has been a director of the Company since 1990. He is a member of the Audit Committee and serves as Chairman of the Nominating and Governance Committee.

Hugh G. Courtney, Ph.D., age 45, was elected Chairman of the Board in February 2008. He is a Professor of the Practice, Distinguished Tyser Teaching Fellow and Senior Executive Education Fellow at the University of Maryland’s Robert H. Smith School of Business. In addition, Dr. Courtney maintains an active consulting and executive education practice focused on business strategy formulation in highly uncertain and competitive markets. Prior to joining the Smith School in 2002, he was a leader in McKinsey & Company’s Global Strategy practice, where he served clients on six continents on a wide variety of strategy development and implementation issues. Dr. Courtney has been a director of the Company since 2005. He is Chairman of the Executive Committee.

Steven B. Silverman, age 75, has been counsel to Cohen, Seglias, Pallas, Greenhall & Furman, P.C., since January 1, 2002 when the law firms of Rothenberg Silverman & Furman P.C. and Cohen, Seglias, Pallas &

Greenhall, P.C. merged. He was a senior partner in the law firm of Rothenberg, Silverman and Furman P.C., Elkins Park, Pennsylvania from 1995 until the time of the merger, and prior to 1995, he was a senior partner in the law firm of Rothenberg and Silverman. Mr. Silverman has been a director of the Company since 1991. He is a member of the Compensation Committee and the Nominating and Governance Committee.

Biographies of Non-Director Corporate Officers

Albert H. Kramer, age 53, was appointed Senior Vice President of Operations of D&E Communications, Inc. in May 2002, when Conestoga Enterprises, Inc. merged with D&E Communications, Inc. Prior to the merger, Mr. Kramer was President of Conestoga Enterprises, Inc. from May 1998 to May 2002. He was employed by Conestoga Enterprises, Inc. from September 1995, and served as Vice President, Finance and Administration until August 1997. In August 1997, he was appointed Executive Vice President and served in that capacity until May 1998. From 1984 until September 1995, Mr. Kramer had been employed by Denver and Ephrata Telephone and Telegraph Company and served as Controller, and then Chief Financial Officer and Treasurer during the last five years of his employment. Mr. Kramer was employed by Coopers and Lybrand as Senior Accountant from 1980 to 1984. He has been a Board member of the United States Telecom Association since 1998 and currently serves as Treasurer and Chairman of the Leadership Committee. He served as a Board member of the Pennsylvania Telephone Association from 1998 to 2002, and served on the Executive Committee during that time. Mr. Kramer has been a member of the Berks County Workforce Investment Board since 1999. In 2002, Mr. Kramer was appointed to the board of the Berks Economic Partnership and also to the Penn State Harrisburg Board of Advisors. Mr. Kramer served on the Board of Directors of National Penn Bancshares, Inc., a public company subject to SEC periodic reporting requirements, from April 2007 to February 2008 and has served on the board of its wholly owned subsidiary, National Penn Bank, since 2000. Also in 2007, Mr. Kramer was appointed to the Board of Directors and the Executive Committee of the Greater Reading Chamber of Commerce & Industry. Mr. Kramer is a Certified Public Accountant.

Thomas E. Morell, age 47, has been Chief Financial Officer and Treasurer since 1995, Senior Vice President since May 2002 and was appointed Secretary in October 2007. He was a Vice President from 1996 to May 2002. Mr. Morell has been employed by the Company since 1984, serving as Assistant Controller from 1984 to 1990 and Controller from 1990 to 1995. From 1982 to 1984, he was employed by Coopers and Lybrand as an auditor. Mr. Morell was a Managing Director of PenneCom B.V. until its dissolution in January 2007 and was a Supervisory Board member of Pilicka Telephone Company until its sale in December 2005. He was elected to the Board of Directors of Hospice of Lancaster County in January 2008. Mr. Morell is a Certified Public Accountant and is a member of the Pennsylvania Institute of Certified Public Accountants and the Society of Corporate Secretaries and Governance Professionals.

CORPORATE GOVERNANCE

Policies

The Company has adopted corporate governance policies and practices to address a number of key areas of importance to its shareholders, employees, customers, suppliers and the community, including:

•

The Company maintains a code of business conduct and ethics policy that applies to all of its directors, officers and employees, which is available on the Company’s website at www.decommunications.com;

•

The Company adopted, on January 3, 2008, corporate governance guidelines that address the role and functions of the Board of Directors, the structure of the Board, the Board’s procedural and committee matters, and management development and succession planning matters. These guidelines are available on the Company’s website at www.decommunications.com;

•	A majority of the members of the Company’s Board of Directors are independent within the meaning of applicable rules and regulations of the SEC and the listing standards of Nasdaq. They are: John

Amos, Paul W. Brubaker, Frank M. Coughlin, Hugh G. Courtney, Ronald E. Frisbie, John C. Long, Steven B. Silverman, D. Mark Thomas and Richard G. Weidner;

•

All members of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee of the Board are independent within the applicable rules and regulations of the SEC and Nasdaq listing standards, including the heightened standards for members of the Audit Committee;

•

The independent members of the Company’s Board of Directors meet regularly in executive sessions without the presence of management. These meetings are chaired by the Chairman of the Board, who is an independent director;

•

The charters of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee of the Board establish their respective roles and responsibilities, and each of these charters is posted on the Company’s website at www.decommunications.com;

•

The Company’s Audit Committee has implemented procedures, including a reporting system administered by an outside third party, for the anonymous submission of employee complaints on accounting, internal controls and auditing matters, and has made them available to all of the Company’s employees;

•

The Company has established a Disclosure Committee, comprised of executive officers and other key employees who are actively involved in the disclosure process, to specify, coordinate and oversee the procedures that the Company uses each quarter and at fiscal year end to prepare its periodic reports filed with the SEC;

•	The Company has, in each case, obtained shareholder approval before adopting or making material amendments to its current equity incentive plans;

•

The Company has adopted a mandatory retirement policy for directors, which establishes a mandatory retirement age of seventy-six (76) years of age. Directors holding office as of June 23, 2005, when this policy was adopted, and who will reach their 76th birthday during their then current term or immediate subsequent term in office, or who had already reached their 76th birthday, may complete their then current term of office and will be eligible for election to one additional full term of three years;

•	The Company has adopted, and enforces, a director conflict of interest policy;

•

The Company has adopted an insider trading policy that prohibits a director, officer or other employee of the Company who has material, non-public information relating to the Company from buying or selling securities of the Company or engaging in other actions to take advantage of, or pass on to others, such information.

Certain Relationships and Related Transactions

Policies

Each year we require our directors and officers to complete Director and Officer Questionnaires which, among other things, identify any transactions with entities in which the officer, director or their family members have an interest. Any related party transactions identified through this process are reviewed for a potential conflict of interest. Our Code of Business Conduct and Ethics policy, our Corporate Governance Guidelines, and our Conflict of Interest policy prohibit all directors, officers and employees from taking actions that create conflicts of interest, potential conflicts of interest or give the appearance of conflicts of interest. Conflicts of interest may arise when a director, an employee, or members of his or her family, receives personal benefits as a result of his or her position with the Company, whether received from the Company or a third party. Loans to, or guarantees of obligations of, directors, employees or their family members may also create conflicts of interest. Any director, officer or employee who becomes aware that he or she has a conflict or potential conflict must immediately bring it to the attention of the appropriate supervisory personnel, Vice President of Human

Resources, Chairman of the Audit Committee, or the Chairman of the Board of Directors. Effective April 2007, the Company implemented a third-party administrator hotline as an additional means of reporting such matters. In addition to these review procedures, all related party transactions are required to be authorized by appropriate management level personnel as documented in the Company’s written policy entitled, “Authority to Approve Company Transactions.”

Related Party Transactions

D. Mark Thomas, a director of D&E Communications, Inc., is a partner in the law firm of Thomas, Thomas, Armstrong & Niesen, which serves as regulatory counsel to D&E. Notwithstanding the $156,533 of expenses incurred by the Company to his law firm in 2007, Mr. Thomas was determined by the Board of Directors to be independent.

W. Garth Sprecher, a director of D&E Communications, Inc., retired as Senior Vice President and Corporate Secretary of D&E effective November 1, 2007. Mr. Sprecher’s total compensation for employment services rendered during 2007 prior to his retirement was $231,113, comprised of:

•	base salary of $124,734;

•

stock awards of $21,556 reflecting the compensation cost recognized by the Company in 2007 related to stock awards that were granted in 2005 and 2006 excluding a portion of the awards that were forfeited upon retirement;

•

option awards of $10,700 reflecting the compensation cost recognized by the Company in 2007 related to an award made in 2007 of 2,500 non qualified stock options in D&E common stock with an exercise price of $12.51 that became vested upon retirement and, which must be exercised by October 31, 2008;

•	a change in pension value of $46,359; and

•

other compensation in the amount of $27,764 ($4,352 for personal use of company vehicle, $13,285 for the value of his company vehicle transferred to him at retirement, $6,793 for the 401(k) company match, $954 for term life insurance and $2,380 for dividend equivalents credited on the LTIP performance restricted share grants).

See “Director Compensation” below for total compensation paid to Mr. Sprecher as a non-employee director subsequent to his retirement as an employee of the Company.

General Information Regarding the Board of Directors

Any shareholder who desires to contact D&E Communications, Inc.’s directors may do so electronically by sending an email to the following address: boarddirector@decommunications.com. Alternatively, a shareholder can contact the directors by writing to: Corporate Secretary, D&E Communications, Inc., P. O. Box 458, Ephrata, PA 17522. All communications are forwarded to the appropriate Board member as addressed.

Director Attendance at Board Meetings

The Board held a total of twelve (12) regularly scheduled meetings, five (5) special meetings and one (1) reorganization meeting during the year ended December 31, 2007. Each incumbent director attended in excess of 75% of the aggregate meetings of the Board and the Board’s committees on which he served. The Board has the following five standing committees: the Audit Committee, the Compensation Committee, the Executive Committee, the Nominating and Governance Committee and the Strategic Planning Review Committee.

Director Attendance at Annual Meetings

The Board had adopted a policy that encourages all Board members to attend the annual shareholders meeting and be available for discussion. The twelve (12) Board members in office at the time attended last year’s annual meeting.

Board Committees

Audit Committee

The Audit Committee, consisting of John C. Long (Chairman), Paul W. Brubaker, Ronald E. Frisbie and Richard G. Weidner, is responsible for recommending to the D&E Communications, Inc. Board of Directors the firm of independent auditors responsible to audit the Company’s financial statements. All members of the Audit Committee were determined to meet the Audit Committee experience and independence requirements of Nasdaq listing standards and the applicable rules and regulations of the SEC. Mr. Weidner and Mr. Long were determined to qualify, and agreed to serve, as the Audit Committee’s “financial experts” as defined by the listing standards of Nasdaq and the applicable rules and regulations of the SEC. The Audit Committee oversees the integrity of the Corporation’s financial statements and internal controls, compliance with legal and regulatory requirements, independent auditor’s qualifications and independence, approval of nonaudit work by the independent auditors and performance of the Corporation’s internal audit function and the independent auditors. This Committee also reviews with the independent auditors the results of their audit work before filing quarterly and annual financial statements with the SEC. The Audit Committee held ten (10) meetings during 2007. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available on the Company’s website at www.decommunications.com.

Compensation Committee

The Compensation Committee, which, as of March 27, 2008, consists of Frank M. Coughlin (Chairman), John Amos, Steven B. Silverman and Richard G. Weidner, reviews and makes recommendations to the Board of Directors regarding compensation practices of the Company with respect to its executive officers. From April 26, 2007, the date of the last annual meeting, to March 27, 2008, the committee consisted of Frank M. Coughlin (Chairman), John Amos, Ronald E. Frisbie, John C. Long and Steven B. Silverman. The Compensation Committee has the authority to retain and compensate advisors that it deems necessary to fulfill its duties. All members of the Compensation Committee meet the independence requirements of Nasdaq listing standards and the applicable rules and regulations of the SEC. The Compensation Committee held twelve (12) meetings during 2007. The Board has adopted a written charter for the Compensation Committee, a copy of which is available on the Company’s website at www.decommunications.com. During 2007, the Board approved changes to the charter based on a review and recommendations made by the Compensation Committee. See the “Role of the Compensation Committee” section of the Compensation Discussion and Analysis below for a more detailed discussion of the functions performed by the Compensation Committee.

Executive Committee

The Executive Committee, consisting of Hugh G. Courtney (Chairman), James W. Morozzi, G. William Ruhl, W. Garth Sprecher and D. Mark Thomas has and exercises, within the limitations set by the Board, the authority of the Board in the management of the business of the Company between meetings of the Board in accordance with the Company’s By-Laws. Mr. Thomas served as Chairman of the Committee from April 26, 2007 through February 28, 2008. The Executive Committee held four (4) meetings during 2007.

Nominating and Governance Committee

The Nominating and Governance Committee, which, as of February 28, 2008, consists of Paul W. Brubaker (Chairman), Frank M. Coughlin, Ronald E. Frisbie, John C. Long and Steven B. Silverman, identifies individuals qualified to become directors and makes recommendations to the Board concerning candidates, addresses matters of corporate governance and such other matters that the Board assigns to it, and oversees the compensation of the Board’s outside directors. From April 26, 2007, the date of the last annual meeting, to February 28, 2008, the committee consisted of Paul W. Brubaker (Chairman), John Amos, Frank M. Coughlin, Hugh G. Courtney and Ronald E. Frisbie. The Board has determined that all members of the Nominating and Governance Committee are independent directors, as defined in the Nasdaq listing standards and the applicable rules and regulations of the SEC. The Nominating and Governance Committee will consider as nominees for election to the Board, persons recommended by the holders of common stock of the Company. Any shareholder desiring to recommend a nominee for election at the 2009 annual meeting of shareholders should submit such nomination in writing to the Secretary of the Company by December 26, 2008, including the nominee’s name, business experience, number of shares of the Company’s stock owned and any other information the shareholder thinks is pertinent. All persons recommended for nomination as a Board member are reviewed in light of their individual business or professional qualifications with a goal of maintaining a varied mix of perspectives and backgrounds among the Board members. The Nominating and Governance Committee has formalized a process for identifying and evaluating nominees for director, including nominees recommended by security holders. Based on existing Board member skill sets and the desire to include additional specific skill sets, the committee identifies a pool of candidates to interview and select. During 2007, the Committee prepared Corporate Governance Guidelines as directed by the Committee’s charter. These Guidelines were formally adopted by the Board of Directors on January 3, 2008. The Nominating and Governance Committee held five (5) meetings during 2007. The charter of the Nominating and Governance Committee, as well as the Corporate Governance Guidelines, are available on the Company’s website at www.decommunications.com.

Strategic Planning Review Committee

The Strategic Planning Review Committee, which as of February 28, 2008 consists of G. William Ruhl (Chairman), John Amos, W. Garth Sprecher and D. Mark Thomas, reviews the Company’s strategic plans, including its mission, vision, strategic initiatives and major programs and services. From April 26, 2007, the date of the last annual meeting, to February 28, 2008, the committee consisted of G. William Ruhl (Chairman), Frank M. Coughlin, Hugh G. Courtney, John C. Long and Steven B. Silverman. The Committee addresses advances in technology, the changing regulatory environment, local market trends, the allocation of financial resources, the marketing strategy and other aspects of the Company’s business plans as part of its review. The Strategic Planning Review Committee held five (5) meetings during 2007.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2007, Messrs. Coughlin (Chairman), Amos, Frisbie, Long and Silverman served on the Company’s Compensation Committee. Mr. Weidner also served on the Committee through April 2007. Each member is considered to be “independent” as defined under Nasdaq listing standards. There are no interlocking relationships, as defined in regulations of the SEC, involving members of the Compensation Committee.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Executive Compensation

The following Compensation Discussion and Analysis covers the Company’s policies and practices with respect to the compensation of its “Corporate Officers”, meaning, James W. Morozzi, President and Chief Executive Officer, Thomas E. Morell, Senior Vice President, Chief Financial Officer, Secretary and Treasurer, and Albert H. Kramer, Senior Vice President, Operations.

When reference is made to “Named Executive Officers” or “NEO”, it includes the foregoing plus Stuart L. Kirkwood, Vice President of Engineering Operations, and Leonard J. Beurer, Vice President of Regulatory. The NEOs consist of the Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers, as defined by the SEC.

Role of the Compensation Committee

The primary responsibilities of the Compensation Committee with respect to the Chief Executive Officer are to review and approve the corporate goals and objectives related to his compensation; evaluate his performance in relation to those goals and objectives and recommend to the Board of Directors his compensation level based on its evaluation. The Compensation Committee approves the total compensation package of the Company’s Corporate Officers, other than the Chief Executive Officer. The Compensation Committee regularly reviews the design of the Company’s compensation programs for the Corporate Officers and all elements of their compensation with the objective of structuring packages that effectively attract and retain the executive resources necessary to successfully lead and manage the Company, align executive compensation with the Company’s annual and long-term business strategy, and provide incentives to officers and other key executives to focus their attention on the fulfillment of those strategies.

In addition, the Compensation Committee is responsible to:

•	Review and approve the Company’s Short-Term Incentive Plan (“STIP”);

•	Administer and make decisions regarding the Company’s 1999 Long-Term Incentive Plan (“LTIP”);

•	Provide general oversight of employee benefit programs; and

•	Consider executive succession matters in consultation with the Chief Executive Officer.

Although many compensation decisions are made in the first quarter of the fiscal year, our compensation planning process neither begins nor ends with any particular Compensation Committee meeting. Meetings are scheduled as often as is necessary to fulfill all duties and responsibilities, but no less than two times a year. In addition to Compensation Committee members, attendees may periodically include the Board Chairman, Board Vice-Chairman, Chief Executive Officer, Chief Financial Officer, Vice President of Human Resources, and external advisors, as may be appropriate. The Compensation Committee meets in executive session (without management present) periodically and particularly when administering any and all aspects of Chief Executive Officer compensation.

Setting Corporate Officer Compensation

As discussed above, the Compensation Committee approves all compensation and awards to the Corporate Officers other than the Chief Executive Officer. The Compensation Committee reviews the performance and compensation of the Chief Executive Officer and, following discussions with its compensation consultant, Mosteller & Associates, an independent human resources services consulting organization headquartered in Reading, Pennsylvania, recommends his compensation level to the Board of Directors for approval. The Chief Executive Officer makes recommendations to the Compensation Committee regarding incentive plan awards and targets as well as base pay increases for the Company’s other Corporate Officers. The Chief Executive Officer makes recommendations regarding incentive plan awards and base pay increases to the Compensation Committee based, in part, upon market data provided by Mosteller & Associates. In making recommendations to the Compensation Committee regarding incentive plan targets, the Chief Executive Officer uses the development of the five-year operating and capital forecast to identify earnings before interest, taxes, depreciation and amortization (“EBITDA”) and net income that is being projected for the upcoming fiscal year. He applies his judgment regarding reasonable growth assumptions to those projected numbers in developing both the final incentive plan targets and the final projections.

The Committee Reviews The Appropriateness Of Compensation

The Compensation Committee reviews the amounts payable under each individual element of compensation, as well as in the aggregate for each Corporate Officer, in determining the individual elements of compensation, and total aggregate compensation, paid to the Corporate Officers are appropriate. Factors the Compensation Committee considers in analyzing the compensation include:

•	Total compensation;

•	The competitive environment for recruiting and retaining executive officers, and what the peer group pays;

•	Internal pay equity; and

•	The need to provide various elements of compensation (i.e., base pay, incentive pay and supplemental benefits).

The Compensation Committee does not use a specific formula for allocating between the various components of pay. Rather, the Committee strives to maintain an appropriate balance between cash and non-cash compensation and an appropriate balance between incentive pay and the base salaries of our Corporate Officers that it feels is necessary to attract executives to the Company.

Committee Advisors/Compensation Consultant

The Compensation Committee’s charter grants the Committee the sole and direct authority to hire and fire advisors and compensation consultants and approve their compensation. The Compensation Committee receives external consultation, on an as needed basis, through Mosteller & Associates. In 2007, the Compensation Committee requested Mosteller & Associates to perform an executive compensation peer review of the top five paid positions within the Company. The Compensation Committee requested this review in order to obtain comparative compensation benchmarks for the Corporate Officers as a means of evaluating the competitiveness of the Company’s compensation practices. These types of studies cover in detail only those individuals for whom compensation information is disclosed publicly. As a result, these studies typically include only the five most highly compensated executive officers at each company, which would generally correlate to the Company’s Chief Executive Officer and the individuals who are senior vice presidents or the equivalent at the Company. As a result of this study, the Compensation Committee is considering methods and processes to improve the overall market competitiveness of total compensation for its Corporate Officers. An important factor in these considerations is the impact of any additional expenses on the financial performance of the Company. While the Compensation Committee compares Company compensation to peer group data, the Committee does not target a specific percentile of the peer group in setting such compensation.

The peer group for the 2007 review included telecommunications/communications companies in the national marketplace, the majority of which were similar in size to our Company. In order to obtain data and perspective critical to the Company as we continue to grow, some larger telecommunications/communications companies were also included. In addition, other companies in our regional market, which are in the financial services industry along with the services and manufacturing industries, were included. The peer group encompassed publicly held companies, and consisted of the following companies:

• Alaska Communications Systems Group	• Interactive Data Corp.

• Aqua America, Inc.	• Iowa Telecommunications Services, Inc.

• Consolidated Communications Holdings, Inc.	• Leesport Financial Corp.

• FairPoint Communications, Inc.	• North Pittsburgh Systems, Inc.

• General Communications Incorporated	• Shenandoah Telecommunications Company

• Hickory Tech Corporation	• Sterling Financial Corporation

• ITC Deltacom, Inc.	• Surewest Communications, Inc.

• United Online, Inc.

Mosteller & Associates also provided the Compensation Committee and the Company with data that was less company-specific to assist us with establishing compensation at other levels within our organization. The overall results of this study provided the starting point for our analysis. Mosteller & Associates provided a detailed study and analysis of the requested executive positions against peer market data in the areas of base, short-term and long-term incentive compensation.

Mosteller & Associates’ report indicated that D&E’s compensation of Corporate Officers, as compared with the peer group, was generally competitive with respect to base compensation levels, with the exception of the Chief Executive Officer whose base compensation is lower than the peer group. However, with respect to the compensation of the Corporate Officers, including the Chief Executive Officer, STIP target level payouts are significantly below the peer group, and with respect to LTIP compensation, target level payouts are also lower than the peer group.

The Compensation Committee also consulted with Compensation Resources, Inc., a global human resources services firm, as well as Barley Snyder LLC, the Company’s legal counsel, on executive compensation matters, specifically relating to key members of management.

Role of Corporate Officers in Setting NEO Compensation

The Corporate Officers of the Company other than the Chief Executive Officer generally recommend base salary adjustments for the non-Corporate Officer NEOs, which are reviewed and approved by the Chief Executive Officer. Increases are determined based on the employee’s overall performance, achievement of established goals, the aggregate amount allocated for salary increases and the relative position of the salary within the salary range for the respective position. In addition, the Corporate Officers are responsible for setting performance objectives for the department operated by the non-Corporate Officer NEO upon which short-term cash incentives are partially based, in addition to Company-wide performance objectives.

Philosophy and Objectives of Executive Compensation

The overall executive compensation philosophy at D&E is to provide a total compensation package which will enable the Company to attract, retain, focus, motivate and reward well-qualified executives, who are key to the success of the organization, while keeping compensation reasonable. In order to accomplish this, the executive compensation package is designed to meet the following objectives:

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Align executive compensation to shareholder value and provide rewards for achievement of the Company’s business plan and strategic objectives so that the interests of management are consistent with those of our shareholders.

•	Reward collective and individual performance as they contribute to the overall success of the organization.

•	Provide appropriate levels and balance of base compensation, short-term incentives and long-term incentives that are both competitive with the external market and consistent with internal objectives.

•	Retain those individuals with the leadership abilities and skills necessary for building long-term shareholder value.

Compensation Principles

The following principles influence and guide our compensation decisions:

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Total compensation and accountability should generally increase with position and responsibility. Thus, total compensation is higher for individuals with greater responsibility and greater ability to influence the Company’s achievement of targeted results and strategic initiatives. Likewise, a greater portion of total compensation is at risk for individuals with greater responsibility and will only be received if annual and long-term goals of the organization are met.

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Compensation decisions should promote the interests of shareholders by motivating executives to achieve superior performance and by aligning executive compensation with the Company’s annual and long-term business strategy by rewarding financial success, as defined by the Compensation Committee, using measures such as earnings before interest, taxes, depreciation and amortization

(“EBITDA”), net income, earnings per share (“EPS”), increase in the price of our common stock or similar goals, as established from year to year. Current goals are discussed below.

•	Base pay structure should provide market-competitive compensation sufficient to attract and retain highly qualified talent to the Company.

•

Incentive plans should motivate and reward key employees to perform at their highest levels on both a short-term and long-term basis in a manner which ensures the Company’s long-term success and profitability. We believe that equity incentives align the interest of management with the long-term interest of shareholders.

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Supplemental benefits, such as 401(k) match, life insurance, use of a company automobile and Supplemental Employee Retirement Plan agreements (“SERP”), are designed and structured to provide market-competitive benefits that help in attracting and retaining key executives.

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We take into consideration the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which generally provides that compensation of more than $1,000,000 paid to certain individuals is not tax deductible. However, under our current pay structure, no individual receives compensation that approaches the deductible limit.

Key Elements of Executive Compensation

As mentioned above, we believe the key elements of pay are important to attract well-qualified executives. We believe annual performance-based cash incentives are valuable in recognizing and rewarding individual achievement. Also, we believe long-term, equity-based incentives make executives think like owners and, therefore, align their interests with those of our shareholders.

We compensate our senior management through a mix of base salary, short-term cash incentive compensation and long-term equity incentive compensation designed to be competitive with comparable employers and to align management’s incentives with the long-term interests of our shareholders. Our compensation setting process consists of establishing targeted overall compensation for each senior manager and then allocating that compensation among base salary and incentive compensation. For our Corporate Officers, we design the incentive compensation structure to reward only company-wide performance by tying awards primarily to earnings, stock price appreciation or EBITDA objectives. Awards pursuant to incentive plans and under stock option plans are made in accordance with the respective plans. Comparison is also made to the compensation of executive officers of the peer group. The comparison of the Company’s Corporate Officers’ compensation to the peer group incorporates many factors, including the relative sales and market capitalization of the companies. At other levels, we design the incentive compensation structure to reward individual performance, Company-wide performance and the achievement of specific operational goals within areas under the control of the respective employees.

Base Pay

We pay our Named Executive Officers and other employees a base salary as part of a competitive compensation package to provide a stable, base source of income. We typically consider salary levels as part of our annual compensation review process or upon a promotion. One factor for determining base salary levels is consideration of peer group compensation data or salary survey data. Additionally, in determining base salaries, we consider the executive’s qualifications and experience, scope of responsibilities, the goals and objectives established for the executive, the executive’s past performance, competitive salary practices at companies in the study groups and internal pay equity. Actual individual pay levels and merit increases are set and awarded to recognize achievements and ensure appropriate competitiveness within the marketplace. If appropriate, base pay increases may be withheld if corporate or individual performance does not warrant them.

Based on application of the above considerations, and in connection with the annual salary review process, the Compensation Committee approved the 2007 base salary adjustments described below for the Company’s Named Executive Officers. In the case of the Chief Executive Officer (Mr. Morozzi), who has lagged significantly behind the base pay for comparable positions at peer group companies, the Compensation Committee decided to provide a greater base pay increase in order to advance him toward a more market-competitive rate. The Committee’s decisions were based on performance and were reflective of individual and corporate achievement in 2006. For purposes of the below information, the 50th percentile is assumed to be a market competitive base rate.

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James W. Morozzi, President and Chief Executive Officer. Increase of 4.0%, to a $260,000 annual base salary, on March 19, 2007. After the increase, Mr. Morozzi’s base salary is at the 14th percentile of pay for CEOs in his peer group.

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Thomas E. Morell, Senior Vice President, Chief Financial Officer, Secretary and Treasurer. Increase of 2.0%, to a $234,600 annual base salary, on March 19, 2007. After the increase, Mr. Morell’s base salary is at the 26th percentile of pay in his peer group.

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Albert H. Kramer, Senior Vice President, Operations. Increase of 2.0%, to a $204,000 annual base salary, on March 19, 2007. After the increase, Mr. Kramer’s base salary is at the 43rd percentile of pay in his peer group.

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Stuart L. Kirkwood, Vice President of Engineering Operations. Increase of 1.6%, to a $164,000 annual base salary, on March 19, 2007. After the increase, Mr. Kirkwood’s base salary is at the 59th percentile of pay in his peer group.

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Leonard J. Beurer, Vice President of Regulatory. Increase of 2.1%, to a $149,500 annual base salary, on March 19, 2007. After the increase, Mr. Beurer’s base salary is at the 54th percentile of pay in his peer group.

Incentive Pay

As with base pay, incentive pay opportunity is designed with target award payments that are slightly below our peer group but also allow for higher rewards in the case of outstanding performance.

We provide incentives and opportunities to our executives annually through our STIP and LTIP. At the beginning of each year, annual financial performance goals are determined and defined for both the STIP and LTIP. For 2007, these goals were based on one or more of the following measures: EBITDA, net income and stock price. In addition, goals may include operating income, EPS, expense control or other specific Company-wide measures. The Compensation Committee sets the Company-wide STIP and LTIP goals, using the board approved operating budget, taking into consideration the recommendations of the Chief Executive Officer, and other factors necessary to drive performance and shareholder return. In addition, annual department performance goals are, to a lesser extent, factored into determining STIP payout opportunities for non-Corporate Officer NEOs. The vice president in charge of the respective department establishes the annual department goals, subject to Corporate Officer approval. Although we attempt to set performance goals that are achievable, we also strive to set goals that will require considerable effort.

Annual Cash Incentives. The Company’s STIP provides all executives and other exempt-level employees who are not covered under another plan with annual cash incentives for achieving specific performance goals. The STIP is designed to provide a meaningful compensation tool to encourage the growth and proper management of the Company. The STIP’s major purposes are to:

1.	Motivate and reward exempt employees (including the NEOs) on an annual basis for positive company performance;

2.	Provide certain exempt employees (including the NEOs) with a form of variable compensation which is directly linked to corporate performance;

3.	Emphasize the profitability and growth of the Company; and

4.	Aid in developing a high degree of interaction and cooperation among all participants by providing annual financial incentives to eligible employees to achieve success.

The Company’s STIP plan presently provides for cash incentive awards based on individual performance, department performance, the financial results of the Company and an employee’s position with the Company. The Company’s performance in relation to a pre-established target provides a corporate measure of achievement expressed as a percentage and applied to the potential target award. We do not believe that an “all or nothing” approach is appropriate with respect to achievement of STIP goals. Rather, the performance goals reward a range of performance, which includes Threshold, Target and Optimum performance levels. The STIP is structured to pay awards based on a continuum if performance exceeds Threshold. Performance results achieved between these levels are rewarded based on a prorated scale. For Corporate Officers, incentive awards can range from 8% to 50% of salary, depending upon position level and actual results as compared to target results. For non-Corporate Officer NEOs, incentive awards can range from 6% to 30% of salary, depending on actual results as compared to target results. If actual corporate performance falls below Threshold, there is no award paid. If actual performance exceeds Optimum, the incentive award can exceed Optimum levels as noted below. In addition, the specific percentage awards at each level of performance and for each position also take into account information regarding the practices of our peers.

Under the design of the STIP plan, a participant must remain employed up to the date of payment to receive the award except under certain circumstances, which include the participant’s retirement. Awards that are allocated to participants who leave the Company subsequent to the plan year but prior to the STIP payment date are forfeited and are redistributed to the remaining participants in the plan. For the 2007 plan year, two forfeitures occurred prior to the March 15, 2008 payment date.

For the Chief Executive Officer and other Corporate Officers, 2007 and 2006 STIP compensation was based entirely upon EBITDA performance with cash payments payable based on a percentage of base salary as set forth below:

	Threshold	Target	Optimum
Chief Executive Officer	10%	35%	50%
Other Corporate Officers	8%	25%	40%

For the Company’s vice presidents which include the non-Corporate Officer NEOs, the payout opportunity is based largely upon EBITDA performance and, to a lesser extent, is based upon their respective department’s performance. A vice president’s total STIP award opportunity is determined on a percentage of base salary as outlined below.

Vice Presidents	Threshold	Target	Optimum
EBITDA	4%	15%	20%
Department	2%	5%	10%

Total	6%	20%	30%

We selected an EBITDA goal because the Compensation Committee believes EBITDA is a key indicator of overall performance for the Company. Additionally, EBITDA is a commonly used measure of performance in the Company’s industry and the Compensation Committee believes investors may focus on the Company’s EBITDA when valuing the Company’s common stock.

On January 4, 2007, the Board’s Compensation Committee approved the 2007 STIP with a Target goal of $63.5 million of EBITDA. The Company’s actual 2007 EBITDA was $64.0 million, which excludes the impact of a non-cash, asset impairment, consistent with the Company’s past practice of calculating results under the STIP, as defined by the STIP and approved by the Compensation Committee; therefore, the 2007 STIP award for each Corporate Officer, as shown in the Summary Compensation Table below, was based on the corresponding percentage of base salary between the Target and Optimum columns outlined in the tables above. Based on those results, the Chief Executive Officer and the Other Corporate Officers earned 43.4% and 33.4% of base salary, respectively.

The non-Corporate Officer NEOs included in the Summary Compensation Table below each earned 17.8% of base salary as a result of the Company’s 2007 EBITDA performance. In addition, Mr. Beurer earned 7.2% of base salary based on his departmental objective results, which included regulatory compliance, carrier access billing and revenue assurance; and Mr. Kirkwood earned 6.5% of base salary based on his departmental objective results, which focused on the engineering and operations aspects of our business and included enhancing and expanding the Company’s broadband network, administering a significant portion of our capital expenditure program and reducing operational costs. Thus, total 2007 STIP award payments for Mr. Beurer and Mr. Kirkwood were 25.0% and 24.3%, of base salary, respectively.

Equity Incentives. The Company’s LTIP is designed to provide a meaningful compensation tool to encourage and reward long-term growth, profitability and proper management of the Company. Our long-term incentive awards are designed to make the interests of management and executives consistent with those of our shareholders. Eligible participants under the LTIP may include executive officers, key employees and board members. Historically, however, non-employee board members have not been given awards under this plan for director-related services, and there are no current plans to include board members in plan grants. The LTIP allows for the following types of awards: incentive stock options, non-qualified stock options, performance restricted shares, restricted stock awards, stock appreciation rights, stock and cash awards. In 2007, the Committee awarded eligible Corporate Officers, NEOs and vice presidents a long-term incentive opportunity in the form of equity-based awards, with approximately 50% of the economic value in the form of performance restricted share grants and 50% of the economic value in the form of non-qualified stock options. The Committee made this decision to not only focus executives’ attention on long-term Company operating performance, but to also create an incentive for executives to focus their attention on Company stock performance.

Our practice is to determine the dollar amount of equity compensation that we want to provide and to then grant performance restricted shares and/or stock options that have a fair value equal to that amount on the date of grant. The fair value is determined in accordance with the measurement provisions of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payments.” The awards are made as early as practicable in the year in order to maximize the time period for achieving the objective associated with the awards. The Compensation Committee’s schedule is determined several months in advance, and the proximity of any awards to earnings announcements or other market events is coincidental.

Performance restricted share awards are both “performance based” and “time based.” In order for the performance restricted shares to be earned, the Company must achieve certain performance goals within the three-year performance period covered by the awards; however, the performance restricted shares do not vest until the end of the performance period. For all years covered by the plan, the performance goal was established as a net income goal that could be achieved in any fiscal year during the three-year performance periods. We selected net income as a goal because we believe company profitability is an important driver of shareholder value.

For performance restricted share awards granted in January and March 2005, the performance goal was set at net income of $7.2 million that could be achieved in any fiscal year during the three-year period from 2005-2007. The net income goal of $7.2 million was achieved in 2005, the respective awards vested at the end of the performance period on December 31, 2007 and were converted into Company common shares in January 2008. The number of Company common shares acquired and value realized on vesting by each NEO in 2007 for these awards are included in the Option Exercises and Stock Vested table below.

For performance restricted share awards granted in January 2006, the performance goal was set at net income of $9.1 million based upon the Board approved operating budget for 2006. The goal could be achieved in any fiscal year during the three-year period from 2006-2008. The net income goal of $9.1 million was achieved in 2007, but the awards do not vest until the end of the performance period on December 31, 2008. The number of unvested performance restricted shares outstanding, their respective market values and the number of securities underlying unexercised options for each NEO at December 31, 2007 for these awards are included in the Outstanding Equity Awards at Fiscal Year-End table below.

For performance restricted shares granted in January 2007, the performance goal was set at net income of $9.1 million based upon the Board approved operating budget for 2007. The goal could be achieved in any fiscal year during the three-year period from 2007-2009. The net income goal of $9.1 million was achieved in 2007, but the respective awards do not vest until the end of the performance period on December 31, 2009. A portion of the total economic value of the 2007 LTIP award was also provided by using stock options, which provide additional incentive for the NEOs to focus on increasing the Company’s stock price since stock options derive their value from such increases. The number of unvested shares outstanding, their respective fair values and the number of securities underlying unexercised options for each NEO at December 31, 2007 for these awards are included in the Outstanding Equity Awards at Fiscal Year-End table below.

Supplemental Benefits

Supplemental benefits, including insurance and a SERP, are provided to our current Corporate Officers to ensure that the Company’s total compensation package is structured in a way that helps attract and retain well-qualified executives and is consistent with our overall focus to offer our executives an overall compensation package that is aligned with our pay philosophy.

Perquisites

In keeping with the philosophy and culture of the Company, we provide our NEOs with only a limited number of perquisites, which are personal use of a company automobile or a vehicle allowance. These perquisites constitute a small percentage of total compensation. We routinely review the perquisites that senior management receives.

Stock Ownership Guidelines

The Company does not currently require, but does encourage, employees to own shares of Company common stock.

Summary Compensation Table

The following table summarizes the total compensation of the Company’s NEOs during the years ended December 31, 2007 and 2006:

Name and Principal Position(8)	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
James W. Morozzi,	2007	257,692	—	79,259	28,533	113,005		7,501	33,331	519,321
President and Chief Executive Officer	2006	250,000	25,000	104,688	—	78,495		8,447	32,913	499,543

Thomas E. Morell,	2007	233,538	—	50,507	9,987	78,506		42,302	26,905	441,745
Senior Vice President, Chief Financial Officer, Secretary and Treasurer	2006	230,000	—	42,067	—	51,866		54,092	25,643	403,668

Albert H. Kramer,	2007	203,077	—	34,093	9,987	68,266		81,737	25,326	422,486
Senior Vice President, Operations	2006	200,000	—	25,653	—	45,101		77,950	22,584	371,288

Stuart L. Kirkwood,	2007	163,601	7,500	13,840	4,280	56,466	(7)	14,955	16,621	277,263
Vice President of Engineering Operations	2006	160,923	—	9,620	—	28,958		17,290	15,929	232,720

Leonard J. Beurer,	2007	148,808	—	13,840	4,280	54,054	(7)	10,329	9,982	241,293
Vice President of Regulatory(6)

(1)	The Compensation Committee awarded Mr. Morozzi a bonus in recognition of his contributions to the organization in 2006. In 2007, a bonus was awarded to Mr. Kirkwood in recognition of his efforts in expanding collocation services and introducing wireless broadband technology within the Company.
(2)	The amounts shown in the “Stock Awards” column reflect the compensation cost recognized by the Company in 2007 and 2006 related to stock awards granted in the current and prior years, in accordance with Statement of Financial Accounting Standards No. 123(R), “Share-Based Payments.” For a discussion of valuation assumptions, see Note 16 to the Company’s 2007 Consolidated Financial Statements included in the Company’s annual report on Form 10-K for the year ended December 31, 2007.
(3)	Non-equity incentive plan compensation is established pursuant to the Company’s STIP and is subject to performance targets set by the Compensation Committee of the Board of Directors. The STIP is discussed in further detail above under the heading “Incentive Pay.”
(4)	The amounts shown in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column reflect changes in the actuarial determined present value of the respective NEO’s benefits under the Company-sponsored defined benefit pension plan and may include amounts the NEO is not currently entitled to receive because such amounts are not vested. There were no nonqualified deferred compensation earnings. The Company does not have any nonqualified deferred compensation plans for any of the NEOs (with the exception of a SERP for Corporate Officers) and therefore is not accruing any nonqualified deferred compensation. See the “Non-Qualified Deferred Compensation” section below for further discussion on the SERP.
(5)	The amounts shown in the “All Other Compensation” column are for the following items in the years 2007 and 2006, respectively:
a.	James W. Morozzi: $10,568 and $11,780 for personal use of a company automobile; $9,000 and $8,800 for the 401(k) company match; $300 and $300 for term life insurance; $13,463 and $12,033 for dividend equivalents credited on the LTIP performance restricted share grants.

b.	Thomas E. Morell: $6,537 and $6,739 for personal use of a company automobile, $9,000 and $8,800 for the 401(k) company match; $3,367 and $3,367 for long-term care insurance; $450 and $450 for term life insurance; $7,551 and $6,287 for dividend equivalents credited on the LTIP performance restricted share grants.
c.	Albert H. Kramer: $10,271 and $8,910 for personal use of a company automobile; $9,000 and $8,800 for the 401(k) company match; $690 and $690 for term life insurance; $5,365 and $4,184 for dividend equivalents credited on the LTIP performance restricted share grants.
d.	Stuart L. Kirkwood: $6,346 and $6,600 for vehicle allowance; $7,447 and $7,070 for the 401(k) company match; $690 and $690 for term life insurance; $2,138 and $1,569 for dividend equivalents credited on the LTIP performance restricted share grants.
e.	Leonard J. Beurer: $7,154 for the 401(k) company match; $690 for term life insurance; $2,138 for dividend equivalents credited on the LTIP performance restricted share grants.
(6)	Leonard J. Beurer first became an NEO in 2007; therefore, no compensation information is provided for prior years.
(7)	The amount includes a $16,500 one-time bonus for work performed on a special project.
(8)	W. Garth Sprecher, Senior Vice President and Secretary, retired from the Company effective November 1, 2007 and, based on the SEC criteria for NEOs, is not an NEO of the Company in 2007. See “Related Party Transactions” above for information regarding Mr. Sprecher’s employee compensation for the period January 1, 2007 to October 31, 2007.

2007 Grants of Plan-Based Awards

The following table summarizes information with respect to grants of plan-based awards to the NEOs during the year ended December 31, 2007:

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold (#)	Target (#)	Maximum (#)
James W. Morozzi,	01/04/07	—	6,000	—	—	20,000	12.51	161,560
President and Chief Executive Officer

Thomas E. Morell,	01/04/07	—	2,000	—	—	7,000	12.51	55,280
Senior Vice President, Chief Financial Officer, Secretary and Treasurer

Albert H. Kramer,	01/04/07	—	2,000	—	—	7,000	12.51	55,280
Senior Vice President, Operations

Stuart L. Kirkwood,	01/04/07	—	1,000	—	—	3,000	12.51	25,500
Vice President of Engineering Operations

Leonard J. Beurer,	01/04/07	—	1,000	—	—	3,000	12.51	25,500
Vice President of Regulatory

(1)	The amounts shown in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns represent the number of performance restricted shares awarded in 2007 that may be earned in future years under the LTIP, subject to performance targets set by the Compensation Committee of the Board of Directors. The grants made in 2007 have a performance condition based on achieving $9.1 million of net income for any fiscal year in the period beginning January 1, 2007 and ending December 31, 2009, and a three-year cliff vesting period ending December 31, 2009. The target level of net income was achieved in 2007. The LTIP is discussed in further detail above under the heading “Incentive Pay.”

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes information with respect to outstanding equity awards at December 31, 2007 for the NEOs:

	Option Awards							Stock Awards
	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Exercisable		Unexercisable
James W. Morozzi, President and Chief Executive Officer	10,000 —	(1)	— 20,000	(2)	— —	9.92 12.51	03/16/15 01/03/17	14,858 —	214,698 —	2,820 —	(3)	40,749 —

Thomas E. Morell,	—		7,000	(2)	—	12.51	01/03/17	10,177	147,058	—		—
Senior Vice President, Chief Financial Officer, Secretary and Treasurer

Albert H. Kramer, Senior Vice President, Operations	15,906 19,208	(2) (2)	— —		— —	10.53 8.24	06/01/09 06/01/10	6,394 —	92,393 —	— —		— —
	25,000 —	(2)	— 7,000	(2)	— —	14.50 12.51	05/24/12 01/03/17	— —	— —	— —		— —

Stuart L. Kirkwood, Vice President of Engineering Operations	90,436 10,604	(2) (2)	— —		— —	8.24 12.97	06/01/10 06/01/11	2,656 —	38,379 —	— —		— —
	17,000 10,604 —	(2) (2)	— — 3,000	(2)	— — —	14.50 8.99 12.51	05/24/12 12/26/12 01/03/17	— — —	— — —	— — —		— — —

Leonard J. Beurer,	—		3,000	(2)	—	12.51	01/03/17	2,656	38,379	—		—
Vice President of Regulatory

(1)	Fully vested stock options granted March 16, 2005.
(2)	These stock options were granted ten years prior to the respective stock option expiration date.
(3)	Award expires on March 31, 2008 and management anticipates that the performance level will not be achieved prior to expiration.

Option Exercises and Stock Vested

The following table summarizes information with respect to option exercises and stock vested in the year ending December 31, 2007 for the NEOs:

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
James W. Morozzi, President and Chief Executive Officer	—	—	13,949	222,731

Thomas E. Morell, Senior Vice President, Chief Financial Officer, Secretary and Treasurer	—	—	5,254	69,353

Albert H. Kramer, Senior Vice President, Operations	—	—	4,568	60,298

Stuart L. Kirkwood, Vice President of Engineering Operations	—	—	1,713	22,612

Leonard J. Beurer, Vice President of Regulatory	—	—	1,713	22,612

(1)	Shares acquired on vesting include dividend equivalents.

Pension Benefits Table

The following table summarizes information with respect to defined benefit pension plans and related benefits at December 31, 2007 for the NEOs:

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
James W. Morozzi, President and Chief Executive Officer	Defined Benefit Pension Plan	2.8	23,185	—

Thomas E. Morell, Senior Vice President, Chief Financial Officer, Secretary and Treasurer	Defined Benefit Pension Plan	23.3	596,668	—

Albert H. Kramer, Senior Vice President, Operations	Defined Benefit Pension Plan	23.8	747,493	—

Stuart L. Kirkwood, Vice President of Engineering Operations	Defined Benefit Pension Plan	7.6	104,504	—

Leonard J. Beurer, Vice President of Regulatory	Defined Benefit Pension Plan	3.4	32,029	—

Pension Plan

The Company’s pension plan is a noncontributory defined benefit plan computed on an actuarial basis covering all eligible employees, hired before July 1, 2007. The plan provides benefits based on specific retirement factors, years of service and the employee’s compensation under the retirement plan (“Plan Compensation”) at retirement. Compensation included in the pension plan base consisted of base salary, commission and short-term incentive pay through March 31, 2007. Effective April 1, 2007, the definition of Plan Compensation under the Retirement Plan was amended to include only base pay and, for a select group of participants, a limited amount of commissions.

On August 3, 2006, the Company approved a reduction in the future benefit accruals for certain employees, including the NEOs, under the D&E Communications, Inc. Employees’ Retirement Plan. Following a comprehensive evaluation of the plan, the Company decided to maintain a single formula for service after October 1, 2006. Under this formula, all eligible participants of the Retirement Plan will receive 1.1% of their final average compensation for each year of service rendered on or after October 1, 2006.

Accrued benefits are vested after five years of service. Normal retirement age is 65, but certain grandfathered employees who attain the age of 55 and whose age plus years of service equal 80 or more (“Rule of 80”) may retire without any actuarial reduction of their benefit. The pension benefits shown for Mr. Morell, Mr. Kramer and Mr. Kirkwood, reflect this provision in the plan and their eligibility for unreduced early retirement benefits before age 65. For all other eligible employees who retire before age 65 and after age 55 with at least 10 years of service, their benefit is reduced for commencement prior to age 65 by 6% for each of the first five years and 4% for each of the next five years they begin receiving their benefit prior to their 65th birthday. For example, a 57-year-old with 10 years of service could receive an early retirement benefit equal to 58% of their accrued benefit. Benefit amounts for certain grandfathered employees are not subject to Social Security integration. For a discussion of the pension valuation assumptions, see Note 17 to the Company’s 2007 Consolidated Financial Statements included in the Company’s annual report on Form 10-K for the year ended December 31, 2007.

Non-Qualified Deferred Compensation

The Company offers a SERP to its Corporate Officers. The SERP benefit is an annual amount payable to the Corporate Officer as a life annuity and vests only if the Corporate Officer’s employment is terminated by the Company without Cause or by the Corporate Officer for Good Reason. The amount of the annual retirement benefit of each Corporate Officer under the SERP is equal to the annual benefit in the form of a life annuity that the Corporate Officer would have accrued under the D&E Communications, Inc. Employees Retirement Plan (“Pension Plan”) if the Corporate Officer remained employed by the Company through the end of his current employment term less the life annuity accrued under the Pension Plan at the time of his termination. Since the SERP benefit is payable to the Corporate Officer contingent upon the Corporate Officer’s termination without Cause or for Good Reason, both of which are uncertain events, there is no accumulated benefit accrued under the SERP. See “Potential Payments Upon Termination or a Change of Control” below for a description of Cause and Good Reason and for the amount of SERP benefit the Company would be required to pay each Corporate Officer upon certain termination events. No other forms of non tax-qualified plans are provided to NEOs.

Potential Payments Upon Termination Or A Change of Control

We have entered into agreements with each of the NEOs that may require us to make payments to these individuals in the event of the termination of their employment following a change in control, termination without Cause, or if the individual leaves for Good Reason. Many of our benefit plans provide the NEOs with certain rights or the right to receive payments in the event of the termination of their employment. Additionally, the deferred compensation plan provides similar rights only to Corporate Officers.

Change of Control

It is our belief that the interests of shareholders will be best served if the interests of our senior management are aligned with them, and providing change of control benefits should eliminate, or at least reduce, any reluctance of senior management to pursue potential change of control transactions that may be in the best interests of shareholders. The salary multiple of the change of control benefits and use of both single and double trigger change of control benefits were determined after considering market data and competitive norms provided by Mosteller & Associates, Towers Perrin, Compensation Resources Inc. and legal advisors. In addition, the difference in salary multiples between NEOs was selected based on internal equities and demands of the job as well as the anticipated ability of the specific NEO to find a similar position following a change of control. Relative to the overall value of the Company, the Compensation Committee believes these potential change of control benefits are reasonable. The cash components of any change of control benefits are to be paid in a lump-sum and are based upon a multiple of base salary as follows:

Multiple
	Single Trigger	Double Trigger
President and Chief Executive Officer	1.0 times	2.99 times
Senior Vice President, Chief Financial Officer, Secretary and Treasurer	1.0 times	2.0 times
Senior Vice President, Operations	N/A	1.5 times
Vice President of Engineering Operations	N/A	1.0 times
Vice President of Regulatory	N/A	1.0 times

In the event of a change of control, we also immediately vest all equity compensation as provided in the applicable plans. In addition, terminated Corporate Officers would be entitled to receive any benefits that they otherwise would have been entitled to receive under our STIP and SERP, although the STIP benefits are not increased or accelerated. Non Corporate Officer NEOs would generally be entitled to receive any benefits that they would have been entitled to receive under the STIP, the payment of which is accelerated to their termination date. We believe that these levels of benefits are consistent with the general practice among our peers.

Because of the so-called “parachute” tax imposed by Internal Revenue Code Section 280G (“280G”), we cap change of control benefits so that no federal excise taxes will be imposed. We use both “single trigger” and “double trigger” change of control benefits, as explained below.

For purposes of these benefits, a change of control is deemed to occur, in general, if:

•	A shareholder or group of shareholders acquires 50% or more of the Company’s common stock;

•	There is a transfer of 75% or more of D&E’s assets to an entity not controlled by D&E;

•

In any two year period, a majority of the directors in office were not nominated for election to the board of directors by at least 2/3 of the directors who were in office at the beginning of such period; or

•	There is a voluntary dissolution of D&E.

“Cause”

The definition of “cause” is the same for all Corporate Officer employment agreements. “Cause” is deemed to exist where the individual:

•	Fails to substantially perform his duties after notice and an opportunity to cure;

•	Is dishonest or grossly negligent in performing his duties;

•	Uses alcohol which interferes with his performance or uses illegal drugs;

•	Materially violates the Company’s Code of Ethics;

•	Breaches his fiduciary duty to the Company involving personal profit;

•	Engages in misconduct or moral turpitude;

•	Violates a law, rule or regulation which jeopardizes the Company’s business;

•	Otherwise violates the employment agreement after notice and an opportunity to cure; or

•	Commits workplace violence or harassment.

“Good Reason”

“Good reason” generally will exist:

•	Where an employee’s position, authority or duties has been decreased;

•	If the Company fails to provide the contractual compensation and benefits to the executive;

•	If the Company requires the executive to be based more than 75 miles from his current base;

•	If the Company requires the executive to violate legal requirements or the Company’s Code of Ethics;

•	Any failure of any D&E successor to honor the employment agreement; or

•	Any reduction in salary.

Severance Benefits

Generally speaking, the Company has severance guidelines which provide two weeks pay plus an additional week’s pay for each year of service, up to a maximum of 26 weeks, for employees whose employment is terminated as a result of a layoff. NEOs have specific severance arrangements as provided in their agreements as described below. We believe that employers should provide reasonable severance benefits to employees. D&E’s severance arrangements are intended to give an executive a sense of financial security when they make the commitment to dedicate their professional career to the success of our Company.

Potential Payments Upon Termination of Employment

The table below reflects the amount of compensation the Company would be required to pay to each of its Corporate Officers upon termination of such individual’s employment for various specified reasons. The amounts shown are estimates of the amounts, which would be paid out to the executive upon their termination, based on their current employment agreements, and are calculated, in accordance with SEC regulations, using the compensation of each Corporate Officer and the Company’s stock price as of December 31, 2007. See the “Corporate Officer Employment Agreements” section below for a more detailed discussion of the terms and conditions of the employment agreements of the Corporate Officers. In all cases, the actual amounts to be paid out can only be determined at the time of such Corporate Officer’s actual separation from the Company. The projected year-end 2007 payment amounts under the “Change in Control” table below are not, in any case, in excess of the maximum that can be paid without creating an excess parachute payment within the meaning of 280G.

	Cash Severance Payment	SERP(1)	Miscellaneous Expense Reimbursement	Outplacement Reimbursement	Equity Awards(2)	Cash Incentive Plan	Total Termination Benefits
James W. Morozzi
Change of Control Double Trigger	$777,400	$4,962	$17,000	$—	$114,759	$—	$914,121
Change of Control Single Trigger	$260,000	$4,962	$—	$—	$101,826	$—	$366,788
Death	$65,000	$—	$—	$—	$152,021	$—	$217,021
Disability	$—	$—	$—	$—	$113,221	$—	$113,221
Voluntary Termination	$—	$—	$—	$—	$—	$—	$—
Termination Without Cause/For Good Reason	$520,000	$4,962	$17,000	$12,500	$—	$—	$554,462

Thomas E. Morell
Change of Control Double Trigger	$469,200	$4,984	$—	$—	$34,120	$—	$508,304
Change of Control Single Trigger	$234,600	$4,984	$—	$—	$29,593	$—	$269,177
Death	$18,046	$—	$—	$—	$88,069	$—	$106,115
Disability	$—	$—	$—	$—	$88,069	$—	$88,069
Voluntary Termination	$—	$—	$—	$—	$—	$—	$—
Termination Without Cause/For Good Reason	$238,209	$4,984	$—	$12,500	$—	$—	$255,693

Albert H. Kramer
Change of Control Double Trigger	$306,000	$4,214	$—	$—	$27,746	$—	$337,960
Death	$15,692	$—	$—	$—	$51,626	$—	$67,318
Disability	$—	$—	$—	$—	$51,626	$—	$51,626
Voluntary Termination	$—	$—	$—	$—	$—	$—	$—
Termination Without Cause/For Good Reason	$207,138	$4,214	$—	$12,500	$—	$—	$223,852

(1)	SERP figures shown represent an annual benefit payable at age 65 as a single life annuity.
(2)	For purposes of determining the net present value of accelerated equity awards, a discount rate of 6% has been used. Under a Change of Control, all equity awards will vest under the provisions of the LTIP, irrespective of their continuing employment status.

The table below reflects the amount of compensation the Company would be required to pay to each of its non-Corporate Officer NEOs upon termination of such individual’s employment from a defined change in control. The amounts shown are estimates of the amounts, which would be paid out to the NEO upon his termination, based on his current non-compete agreement and the 1999 Long-Term Incentive Plan, which governs equity awards.

	Cash Severance Payment	SERP	Miscellaneous Expense Reimbursement	Outplacement Reimbursement	Equity Awards(1)	Cash Incentive Plan(2)	Total Termination Benefits
Stuart L. Kirkwood
Change of Control Double Trigger	$164,000	$—	$—	$—	$11,991	$198	$176,189
Death	$—	$—	$—	$—	$20,601	$—	$20,601
Disability	$—	$—	$—	$—	$20,601	$—	$20,601

Leonard J. Beurer
Change of Control Double Trigger	$149,500	$—	$—	$—	$11,991	$186	$161,677
Death	$—	$—	$—	$—	$20,601	$—	$20,601
Disability	$—	$—	$—	$—	$20,601	$—	$20,601

(1)	For purposes of determining the net present value of accelerated equity awards, a discount rate of 6% has been used. Under a Change of Control, all equity awards will vest under the provisions of the LTIP, irrespective of their continuing employment status.
(2)	For purposes of determining the net present value of accelerated cash incentive payments, a discount rate of 6% has been used.

Corporate Officer Employment Agreements

The Compensation Committee believes that it is appropriate for the Corporate Officers to have written agreements of employment that set forth each Corporate Officer’s duties and responsibilities to the Company as well as the Company’s duties and responsibilities to the Corporate Officer. The Committee believes such agreements should contain reasonable severance benefits, which protect Corporate Officers’ employment from being terminated unless the Corporate Officer has failed to appropriately perform his duties, or engaged in acts, which may harm the Company. By providing protection from arbitrary termination of employment, the Committee believes the Corporate Officers have more freedom to be creative in providing solutions to problems, be critical of Company performance and make appropriate decisions in the best interest of the Company.

Prior to 2007, only James W. Morozzi, President and Chief Executive Officer, had entered into an employment agreement with the Company. On January 4, 2007, the Company and Mr. Morozzi entered into an amendment to Mr. Morozzi’s existing employment agreement. In addition, the Company entered into an employment agreement with each of the other Corporate Officers of the Company. The material terms of each of the foregoing agreements is described below.

James W. Morozzi

Mr. Morozzi’s employment agreement provides for a two-year evergreen term. If Mr. Morozzi’s employment is terminated without cause or he leaves for good reason, the Company must pay him the greater of (a) his full salary from the date of termination through the last day of the then current term; or (b) an amount equal to one year’s salary at his then current salary. In addition, the Company must pay Mr. Morozzi: (i) a supplemental annual retirement benefit; (ii) the amount that would have been due to Mr. Morozzi under any STIP in effect at the time; (iii) a lump sum of $17,000 as reimbursement for certain expenses; and (iv) the fees and costs charged by a nationally recognized outplacement firm, not to exceed a period of twelve (12) months after termination and the amount of $12,500. If Mr. Morozzi’s employment is terminated by his death, the Company will pay Mr. Morozzi’s beneficiaries his full salary through the date of termination and for an additional three months, plus any accrued paid time off and any benefits that have vested or are then otherwise owed to him, through the date of termination. Mr. Morozzi’s agreement also provides that, during the term of his employment, he will be nominated and recommended for election to the board of directors.

Mr. Morozzi’s agreement also contains a “double trigger” change of control benefit under which Mr. Morozzi will receive 2.99 times his salary as well as a supplemental annual retirement benefit, a lump sum of $17,000 as reimbursement for certain expenses and any STIP payment that would otherwise have been earned by him, if, within the twelve months immediately following the effective date of a change of control, he is terminated without Cause or leaves for Good Reason. In addition, Mr. Morozzi has agreed not to compete with the Company during the term of his employment and for a period of two years after his employment terminates; provided, however, that if his employment is terminated without Cause or for Good Reason, the restricted period is the same as the period during which he is entitled to salary continuation payments. For a period of two years after termination of his employment, Mr. Morozzi has also agreed not to solicit the Company’s employees or customers.

The amendment to Mr. Morozzi’s agreement added a “single trigger” change of control provision which permits him, within 90 days following the effective date of a change of control, to terminate his employment without Good Reason and receive a lump sum equal to his annual salary, contingent upon and six months subsequent to his providing at least nine months of transition service to the Company following the change of control. Mr. Morozzi will forfeit his change of control payment if his employment is terminated before the end of the nine month transition period by the Company for Cause or by Mr. Morozzi without Good Reason. In addition, if he receives the change of control payment described above, Mr. Morozzi will also receive (i) a supplemental annual retirement benefit and (ii) payment of the amount that would have been due him under any STIP in effect at the time.

Thomas E. Morell

Mr. Morell’s employment agreement provides for a two-year term, which is extended for an additional one-year term on each anniversary date of the agreement. If Mr. Morell’s employment is terminated without Cause or he leaves for Good Reason, the Company must pay him the greater of (a) his full salary from the date of termination through the last day of the then current term; or (b) an amount equal to one year’s salary at his then current salary. In addition, the Company must pay Mr. Morell: (i) a supplemental annual retirement benefit; (ii) the amount that would have been due to Mr. Morell under any STIP in effect at the time; and (iii) the fees and costs charged by a nationally recognized outplacement firm, not to exceed a period of twelve (12) months after termination and the amount of $12,500. If Mr. Morell’s employment is terminated by his death, the Company will pay Mr. Morell’s beneficiaries his full salary through the date of termination and for an additional four weeks, plus any accrued paid time off and any benefits that have vested or are then otherwise owed to him, through the date of termination.

Mr. Morell’s agreement contains a “double trigger” change of control benefit under which Mr. Morell will receive two times his salary as well as a supplemental annual retirement benefit and any STIP payment that would otherwise have been earned by him, if, within the twelve months immediately following the effective date of a change of control, he is terminated without Cause or leaves for Good Reason. It also contains a “single trigger” change of control benefit equal to one times his salary if, within 90 days following the effective date of a change of control, he elects to terminate his employment without good reason. The terms of this “single trigger” change of control benefit are identical to those of Mr. Morozzi, described above. In addition, Mr. Morell has agreed not to compete with the Company during the term of his employment and for a period of one year after his employment terminates; provided that, if his employment is terminated without Cause or for Good Reason, the restricted period is the same as the period during which he is entitled to salary continuation payments. For a period of two years after termination of his employment, Mr. Morell has also agreed not to solicit the Company’s employees or customers.

Albert H. Kramer

Mr. Kramer’s employment agreement provides for a two-year term, which is extended for an additional one-year term on the second anniversary of the agreement and on each anniversary of the agreement thereafter. If

Mr. Kramer’s employment is terminated without Cause or if he leaves for Good Reason, the Company must pay him the greater of (a) his full salary from the date of termination through the last day of the then current term; or (b) an amount equal to one year’s salary at his then current salary. In addition, the Company must pay Mr. Kramer: (i) a supplemental annual retirement benefit; (ii) the amount that would have been due to Mr. Kramer under any STIP in effect at the time; and (iii) the fees and costs charged by a nationally recognized outplacement firm, not to exceed a period of twelve months after termination and the amount of $12,500. If Mr. Kramer’s employment is terminated by his death, the Company will pay Mr. Kramer’s beneficiaries his full salary through the date of termination and for an additional four weeks, plus any accrued paid time off and any benefits that have vested or are then otherwise owed to him, through the date of termination.

Mr. Kramer’s agreement also provides for change of control benefits. It contains a “double trigger” change of control benefit under which Mr. Kramer will receive one and one-half times his salary as well as a supplemental annual retirement benefit and any STIP payment that would otherwise have been earned, if, within the twelve months immediately following the effective date of a change of control, he is terminated without Cause or leaves for Good Reason. In addition, Mr. Kramer has agreed not to compete with the Company during the term of his employment and for a period of one year after his employment terminates; provided that, if his employment is terminated without Cause or for Good Reason, the restricted period is the same as the period during which he is entitled to salary continuation payments. For a period of two years after termination of his employment, Mr. Kramer has also agreed not to solicit the Company’s employees or customers.

Non-Corporate Officer NEO Non-Compete Agreements

The Company has entered into Non-Compete Agreements (the “Non-Compete Agreements”), with Messrs. Kirkwood and Beurer. The Non-Compete Agreements are in the same form as agreements with a number of other non-NEO employees of the Company. The following sets forth the material elements of the Non-Compete Agreements:

•	Employment at will;

•

In the case of a change of control accompanied by a termination of employment without cause by the Company or a termination of employment by the non Corporate Officer NEO for specified reasons, the payment of a severance benefit equal to one times his annual base salary, the payment of an annual incentive award for which he would otherwise be eligible and Company-paid outplacement services;

•	A non-competition covenant with a one-year duration and a 75-mile geographic scope;

•	A one-year non-solicitation covenant as to the Company’s employees; and

•	Customary confidential information, conflict of interest, work for hire and company property provisions.

Director Compensation

The following table summarizes the total compensation of the non-employee directors who served on the Company’s Board of Directors in 2007. Employee directors receive no additional compensation for serving on the Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
John Amos	31,250	—	—	—	—	—		31,250
Paul W. Brubaker	34,750	—	—	—	—	—		34,750
Frank M. Coughlin	28,250	10,000	—	—	—	—		38,250
Hugh G. Courtney	19,900	10,000	—	—	—	—		29,900
Ronald E. Frisbie	41,250	—	—	—	—	—		41,250
John C. Long	37,500	10,000	—	—	—	—		47,500
G. William Ruhl	18,150	10,000	—	—	—	50,000	(2)	78,150
Steven B. Silverman	21,250	10,000	—	—	—	—		31,250
W. Garth Sprecher (3)	11,684	—	—	—	—	—		11,684
D. Mark Thomas (4)	32,400	10,000	—	—	—	—		42,400
Richard G. Weidner	22,250	10,000	—	—	—	—		32,250

(1)	The amounts shown in the “Stock Awards” column are the compensation cost recognized by the Company in 2007 related to fully vested stock awards granted in the current period, in accordance with Statement of Financial Accounting Standards No. 123(R), “Share-Based Payments.” For a discussion of valuation assumptions, see Note 16 to the Company’s 2007 Consolidated Financial Statements included in the Company’s annual report on Form 10-K for the year ended December 31, 2007.
(2)	Mr. Ruhl has a consulting agreement with the Company for an annual fee of $50,000 for a period of five (5) years, commencing as of January 1, 2006, to render consulting and executive management services relating to all aspects of the Company’s business. If the Company terminates the agreement without cause during the five (5) year period, the fees due for the balance of the five (5) years shall be immediately payable to Mr. Ruhl.
(3)	Mr. Sprecher was Senior Vice President and Corporate Secretary of the Company until his retirement effective November 1, 2007. Fees paid are for services rendered as a non-employee director subsequent to his retirement. See Related Party Transactions above for a discussion of employee compensation earned from January 1, 2007 through October 31, 2007.
(4)	Mr. Thomas served as Chairman of the Board from May 2006 through February 2008.

Compensation of Directors

Each non-employee director of the Company earned a retainer of $20,000, plus $1,000 for each Audit Committee meeting, $750 for each Compensation Committee meeting, Nominating and Governance Committee meeting and Strategic Planning Review Committee meeting, and $600 for each Executive Committee meeting of the Board that he attended in 2007. The chairman of the Audit Committee received additional compensation of $7,000, the chairman of the Compensation Committee and the Nominating and Governance Committee each received $4,000, and the chairman of the Strategic Planning Review Committee and Executive Committee each received $2,000 for their services as committee chairmen. The Board secretary receives an additional $2,000 for his services. The Board chairman, who also presides over meetings attended only by the independent directors, is paid an additional $18,000. For directors whose tenure on the Board began prior to January 2, 2001, one half of the $20,000 retainer, at their option, can be paid in shares of D&E common stock or cash. The remaining amount of the retainer was paid in equal quarterly cash payments. Directors elected to the board since January 2, 2001 must receive half of their retainer in shares of D&E common stock with the remainder of the retainer paid in equal quarterly cash payments. Employee directors do not receive compensation for Board or committee service.

On January 3, 2008, the Board adopted Corporate Governance Guidelines, which include the Company’s expectations regarding a director’s ownership of Company common stock. In the guidelines, the Board suggests that each director, within three years of becoming a director or the adoption of those guidelines, whichever is later, should own D&E common stock in an amount that is at least equal to three years annual Board equity retainer fees.

On February 28, 2008, the Nominating and Governance Committee completed a review and evaluation of director compensation. As a result of its evaluation, no changes were made to director compensation.

SECURITY OWNERSHIP

Security Ownership of Management

As of March 3, 2008, there were 14,465,218 shares of the Company’s common stock outstanding. The table below sets forth the beneficial ownership of the common stock held, as of March 3, 2008, by (i) the directors, (ii) the nominees for director, (iii) the NEOs and (iv) all directors, nominees and NEOs as a group.

Name of Beneficial Owner	Nature and Amount of Beneficial Ownership		Percent of Class
John Amos	105,359	(4)	*
Leonard J. Beurer	1,713		*
Paul W. Brubaker	6,825	(5)	*
Frank M. Coughlin	6,196		*
Hugh G. Courtney	2,283		*
Ronald E. Frisbie	227,756	(6,10)	1.57%
Stuart L. Kirkwood	6,932		*
Albert H. Kramer	26,343	(2)	*
John C. Long	1,879	(3)	*
Thomas E. Morell	27,301	(1,2,3)	*
James W. Morozzi	20,539	(3)	*
G. William Ruhl	41,764	(3,7)	*
Steven B. Silverman	8,925	(3)	*
W. Garth Sprecher	259,554	(1,2,3,8)	1.79%
D. Mark Thomas	6,436	(9)	*
Richard G. Weidner	4,779		*
All Directors, Nominees and NEOs as a group	616,470	(1,2,3,4,5,6,7,8,9,10)	4.26%

*	Less than 1 percent.
1.	Includes shares, reported as units, held in the Company’s 401(k) Plan as follows: 2,273 for Mr. Morell, 1,999 for Mr. Sprecher, and 4,272 for all directors and officers as a group. All fractional shares are rounded to the nearest whole share.
2.	Includes shares held in the Company’s Employee Stock Purchase Plan as follows: 2,116 for Mr. Kramer, 1,658 for Mr. Morell, 1,227 for Mr. Sprecher, and 5,001 for all directors and officers as a group.
3.	Includes shares held in the Company’s Dividend Reinvestment Plan as follows: 78 for Mr. Long, 5,254 for Mr. Morell, 20,539 for Mr. Morozzi, 9,553 for Mr. Ruhl, 604 for Mr. Silverman, 2,644 for Mr. Sprecher and 38,672 for all directors and officers as a group.
4.	Includes shares held in the John Amos Living Trust, of which Mr. Amos is trustee. Also includes 42,209 owned by the Mary P. Amos Living Trust, of which Mr. Amos’ wife is trustee, and to which Mr. Amos disclaims beneficial ownership.
5.	Includes 2,125 shares owned by Mr. Brubaker’s wife, with respect to which Mr. Brubaker disclaims beneficial ownership.
6.	Includes 20,400 shares owned by Mr. Frisbie’s wife, with respect to which Mr. Frisbie disclaims beneficial ownership.
7.	Includes 477 shares owned by Mr. Ruhl’s wife, with respect to which Mr. Ruhl disclaims beneficial ownership.
8.	Includes 138,114 shares in the Emily Brossman Sprecher GST Trust U/RDT of which Mr. Sprecher is a co-trustee.
9.	Includes 300 shares held as custodian for Emily Thomas and 600 shares held as custodian for David Thomas.
10.	Includes 138,114 shares in the Emily Brossman Sprecher GST Trust U/RDT of which Mr. Frisbie is a co-trustee and 36,898 shares in the Irrevocable Deed of Trust established on July 25, 1988 by Anne B. Sweigart of which Mr. Frisbie is sole trustee.

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of December 31, 2007, the holdings of each person who is known by the Company to beneficially own more than 5% of the Common Stock of the Company.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Dimensional Fund Advisors LP 1299 Ocean Avenue Santa Monica, CA 90401	1,204,981	8.34%

Dalton, Greiner, Hartman, Maher & Co., LLC 565 Fifth Avenue Suite 2101 New York, NY 10017-2413	1,018,292	7.05%

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and Corporate Officers, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file reports of ownership and change in ownership with the SEC and Nasdaq. Directors, Corporate Officers, and other 10 percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms or written representations from certain reporting persons that no Form 5’s were required for those persons, the Company believes that during 2007 all filing requirements under Section 16(a) applicable to its directors and Corporate Officers were met except for John Amos, who failed to timely report on Form 4 two sales in June 2007 of shares that were held in the Mary P. Amos Living Trust, of which Mr. Amos’ wife is trustee, and to which Mr. Amos disclaims beneficial ownership.

BOARD COMMITTEE REPORTS

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the SEC.

THE COMPENSATION COMMITTEE

Frank M. Coughlin (Chairman)

John Amos

Ronald E. Frisbie

John C. Long

Steven B. Silverman

Audit Committee Report

The Board of Directors has adopted a written charter setting forth the responsibilities and duties of the Audit Committee. The Audit Committee’s primary responsibilities and duties are to represent and assist the Board with the oversight of:

1.	the integrity of the Corporation’s financial statements and internal controls;

2.	the Corporation’s compliance with legal and regulatory requirements;

3.	the independent auditor’s qualifications and independence; and

4.	the performance of the Corporation’s internal audit function and the independent auditors.

The Audit Committee met ten (10) times during 2007 to carry out its responsibilities. The Committee meets together with management and its independent auditors at least quarterly and separately with each of them as needed to review and discuss the adequacy of D&E Communications, Inc.’s internal controls and the objectivity of its financial reporting. The Committee also recommends to the D&E Board of Directors the appointment of the independent auditors and reviews periodically their performance and independence from management. The directors who serve on the Committee have all been determined to be “independent” for purposes of the current Nasdaq listing standards relating to audit committees.

Management is responsible for the preparation, presentation and integrity of D&E’s financial statements, accounting and financial reporting principles, establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)), establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)), evaluating the effectiveness of disclosure controls and procedures, evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. The independent auditors are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

During the course of 2007, management updated the documentation and performed the testing and evaluation of D&E’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and the independent auditors at several Audit Committee meetings during the year. At the conclusion of the process, management provided the Audit Committee with, and the Audit Committee reviewed, a report on the effectiveness of D&E’s internal control over financial reporting. The Audit Committee also reviewed the report of management contained in D&E’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC as well as PricewaterhouseCoopers LLP’s Report of Independent Registered Public Accounting Firm included in D&E’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule and (ii) the effectiveness of internal control over financial reporting.

As part of its oversight of D&E’s financial statements, the Committee reviewed and discussed D&E’s audited financial statements contained in the 2007 Annual Report on Form 10-K with D&E management and PricewaterhouseCoopers LLP, D&E Communications, Inc.’s independent auditors. Management has represented to the Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and that they reviewed significant accounting issues. The Audit Committee received from and discussed with PricewaterhouseCoopers LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with PricewaterhouseCoopers LLP the firm’s independence. These items relate to that firm’s independence from D&E. The committee also discussed with PricewaterhouseCoopers LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Based on these reviews and discussions, the Audit Committee recommended to the D&E Communications, Inc. Board of Directors that D&E’s audited financial statements be included in D&E’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the SEC.

THE AUDIT COMMITTEE

John C. Long (Chairman)

Paul W. Brubaker

Ronald E. Frisbie

Richard G. Weidner

Nominating and Corporate Governance Committee Report

The Company has established a Nominating and Governance Committee of the Board to oversee the Company’s corporate governance and make recommendations on all matters relating to the Board’s organization, practices and procedures. Among its functions, the Committee reviews and recommends proposed changes to the Articles of Incorporation and By-Laws, reviews shareholder proposals, recommends Board size, composition and committee structure, reviews and recommends nominees for election or re-election to the Board and assignment to Committees, applies the standards for director independence under Nasdaq listing standards and all applicable laws, maintains guidelines for directors’ duties and obligations and develops and recommends to the Board of Directors a set of corporate governance principles applicable to the Company.

Additionally, the Committee oversees the evaluation of the Board and Committees, establishes a director compensation program with the advice of an outside consultant, maintains a new director orientation program, maintains a director skill set matrix in connection with its nomination and recommendation functions, coordinates Board and Committee self-evaluations and establishes the annual Board and Committee meeting calendars.

The Company is a Nasdaq listed company and follows the Nasdaq listing standards in determining director, Board and committee independence. In addition to the listing standards, the Committee evaluates any relationships that each director, or his immediate family members and related interests, has with the Corporation and its subsidiaries as part of its review of compliance with the Nasdaq listing standards mentioned above. At its February 2008 meeting, the Committee concluded and reported to the Board of Directors that nine of the Company’s twelve continuing directors are independent as defined in the applicable Nasdaq listing standards, including that each director has no conflicts of interest that would interfere with his or her individual exercise of independent judgment. In addition, members of the Audit Committee of the Board of Directors meet the more stringent requirements for independence under the Nasdaq listing standards for service on the Audit Committee and that Messrs. Long and Weidner qualify as financial experts. Based on that review, the Board of Directors has affirmatively determined, as of February 28, 2008, upon the recommendation of the Committee, that every director, other than Messrs. Morozzi, Ruhl and Sprecher, is independent under these standards.

The Committee completed an initiative during 2007 to develop comprehensive Corporate Governance Guidelines for the Board of Directors. The Board adopted the guidelines at its January 3, 2008 meeting. Finally, the Committee engaged the services of Mosteller & Associates to not only provide peer group data for director retainers, committee fees and committee chair retainers, but also to present data on the compensation of independent board chairs.

THE NOMINATING AND GOVERNANCE COMMITTEE

Paul W. Brubaker (Chairman)

John Amos

Frank M. Coughlin

Hugh G. Courtney

Ronald E. Frisbie

PROPOSAL 3:

APPROVAL OF THE 2008 LONG-TERM INCENTIVE PLAN

On March 27, 2008, the Board of Directors of the Company adopted (and recommended for submission to the shareholders for their approval) the 2008 Long-Term Incentive Plan of D&E Communications, Inc. (the “2008 Long-Term Incentive Plan” or “Plan”). The 2008 Long-Term Incentive Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), performance restricted shares and restricted stock awards. The Plan also incorporates features providing for stock awards and cash incentive awards.

The purposes of the 2008 Long-Term Incentive Plan are to: (i) better align the interests of shareholders with the interest of officers, directors and key employees by creating a direct linkage between participants’ rewards and the performance of the Company and its subsidiaries; (ii) encourage stock ownership and proprietary interests in the Company’s stock; and (iii) assist the Company in attracting and retaining highly competent key employees and directors vital to its success.

Effective as of the approval of the Plan by the shareholders of the Company, no further awards under the Plan’s predecessors, the 1999 Long-Term Incentive Plan of D&E Communications, Inc. and the Conestoga Enterprises Inc. 1999 Stock Option Plan (the “1999 Plans”), shall be made. Awards made under the 1999 Plans on or before the approval of the 2008 Long Term Incentive Plan shall continue to be outstanding in accordance with their terms, but no new awards shall thereafter be made under the 1999 Plans. D&E will continue to maintain its Stock Compensation Plan and Policy for Non-Employee Directors through which certain non-employee directors receive common stock in payment for their services as a director of the Company. There are 76,324 shares of common stock reserved for issuance pursuant to this plan at March 27, 2008.

Executive officers and directors are eligible to receive awards under the Plan and therefore have a personal interest in the adoption of the Plan.

SUMMARY OF THE 2008 LONG-TERM INCENTIVE PLAN

The following general description is a summary of the 2008 Long-Term Incentive Plan. The complete text appears as Exhibit A to the Proxy Statement and the following description is qualified in its entirety by reference to Exhibit A.

Term

The Plan will become effective if it is approved by the shareholders of the Company. Although the Plan has no fixed expiration date, new awards may not be granted after March 27, 2018.

Administration

The Plan is to be administered by the full Board of Directors or by the Compensation Committee of the Board (the Board of Directors, in this capacity, or the Compensation Committee shall hereinafter be referred to as the “Committee”). That Committee has the exclusive authority to make awards under the Plan and to make interpretations and determinations involving the Plan.

Participation and Award Estimates

Officers, key employees and non-employee directors of the Company and its subsidiaries who are selected by the Committee are eligible for participation in the Plan. Participants in the Plan are also eligible to participate in other incentive plans of the Company. Awards under the Plan are made at the discretion of the Committee. As a result, it is not possible to identify who will receive awards or the amount of those awards.

Types of Awards

Awards under the Plan may be in the form of stock options (including incentive stock options that meet the requirements of Section 422 of the Internal Revenue Code (“ISOs”)), stock appreciation rights, performance restricted shares, restricted stock awards, stock awards and cash incentive awards.

Shares Available for Awards and Closing Quotation

A total of 1,750,000 shares of common stock may be issued under the Plan (subject to adjustment for a stock split, stock dividend, recapitalization, merger and the like, as described below), all of which may be awarded in the form of stock options, performance restricted shares, restricted stock and stock awards. In addition, the following shares are available for issuance under the Plan: (i) any shares of common stock that are forfeited or otherwise not payable under the Plan; (ii) any shares of common stock tendered in satisfaction of tax withholding or other obligations relating to proposed awards under the Plan; and (iii) shares of common stock repurchased by the Company that have been designated for allocation to the Plan.

Stock Options

The term of options granted under the Plan is determined by the Committee, but the term of an option may not exceed ten years. The per share option price for any shares which may be purchased under any option will be determined by the Committee at the time the option is granted, but it will not be less than 100% of the fair market value of the shares on the date the option is granted. Each option will become exercisable at the time determined by the Committee. Each option will be exercisable, in full or in part, by payment of the option price in cash, shares of common stock, third-party cash-less exercise transactions or any combination of these methods. Shares of common stock delivered in payment of the exercise price must have been owned by the participant for at least six months. The Plan prohibits repricing and backdating stock option awards.

Stock Appreciation Rights

Stock Appreciation Rights (“SARs”) may be granted by the Committee to a participant in tandem with stock options. When a SAR is exercised, the participant is entitled to receive payment in cash or stock equal to the difference between the SAR exercise price and the fair market value of a share of common stock on the exercise date, multiplied by the number of shares of common stock involved. The number of shares of common stock covered by the SAR’s related stock option are correspondingly reduced. As a result, a participant may exercise either a stock option or a SAR, but not both, with respect to a share of common stock covered by both the stock option and SAR.

SARs are generally governed by the same terms and conditions that govern the related stock option and may only be exercised to the extent that the related stock option may be exercised.

Performance Restricted Shares

The Committee may grant shares of common stock in the form of performance restricted shares on any terms and conditions it may determine. A performance restricted share entitles a participant to receive a target number of shares of common stock based upon the Company’s meeting or exceeding certain predetermined performance goals over a specified performance period. Performance restricted shares that are earned during a specified performance period will continue to be restricted property, subject to the participant’s continued employment with the Company through the last day of such performance period, at which time the performance restricted shares that were earned will vest and become the unrestricted property of the participant.

The number of performance restricted shares actually payable to a participant at the end of a performance period will be determined by the Committee based upon the Company’s attaining the predetermined performance goals. If the minimum performance goals established by the Committee are not met, no performance restricted shares will be earned by the participant. If the performance goals are fully achieved, 100% of the performance restricted shares will be earned by the participant. During the performance period, each performance restricted share will be considered equal to one share of common stock for dividend and voting purposes and the participant shall be entitled to reinvested dividend equivalents.

At the end of the performance period, the Committee is to determine the number of performance restricted shares that have been earned. The Company is to then, as soon as administratively practicable, deliver or otherwise make available in the participant’s name, shares of common stock bearing no Plan-related restrictive legends, in an aggregate amount equal to the number of performance restricted shares, plus additional shares due to dividend equivalents, earned and vested as of the end of the performance period.

If, during a performance period, a participant’s employment terminates for any reason other than death, disability, retirement or “without cause” or for “good reason” as defined in an applicable employment agreement, the participant will forfeit all rights to the payment of any performance restricted shares, unless otherwise provided by the Committee. If, during a performance period, a participant’s termination is due to death, disability or retirement, or is for Good Reason, or is without Cause, the participant or beneficiary will be entitled to the full number of shares earned during the performance period and all applicable vesting restrictions shall lapse with respect to such shares, provided that the participant had completed a minimum of one year of employment during the performance period.

Stock Awards and Restricted Stock Awards

The Committee may make stock awards and restricted stock awards on the terms and conditions it determines. A stock award entitles a participant to shares of common stock without a restriction or vesting period.

A restricted stock award entitles a participant to shares of common stock subject to a restriction period. In determining whether to make stock awards and restricted stock awards, the Committee may consider circumstances such as a participant’s termination of employment, or the failure of the Company or a participant to attain specified performance goals. None of the shares subject to a restricted stock award or stock award may be assigned, transferred, pledged or sold until they are delivered to the holder of the restricted stock award or stock award.

Shares of Common Stock awarded pursuant to a restricted stock award shall be registered in the name of the participant either by the issuance of a stock certificate or by book entry on the stock transfer records of the Company showing the applicable restrictions. This certificate shall be held in custody by the Company for the participant’s account. The participant shall generally have the rights and privileges of a stockholder as to the shares awarded pursuant to a restricted stock award, including the right to vote, except that the shares will remain in the custody of the Company until all restrictions have lapsed.

If, during a restriction period, a participant’s employment is terminated for any reason other than death, disability, retirement or for “good reason” or without “cause” as defined in an applicable employment agreement, the participant will forfeit all rights to the payment of any restricted stock award, unless otherwise provided by the Committee. If, during a restriction period, a participant’s termination is due to death, disability, retirement or is for “good reason” or is without “cause” as defined in an applicable employment agreement, the participant or beneficiary will be entitled to the full number of shares subject to restriction, provided that the participant had completed a minimum of one year of employment during the restriction period.

Stock Adjustments

In the event of any stock dividend or split, recapitalization, reorganization, merger, or other change in the capitalization of the Company, or similar event affecting the Company’s common stock, the Committee will, as it deems equitable, adjust the number of shares that may be available under the 2008 Long-Term Incentive Plan or the terms or number of shares pertaining to any outstanding award but otherwise the Plan specifically disallows any award repricing.

Cash Incentive Awards

The Committee may grant cash incentive awards to participants. Each cash incentive award will be conditioned upon the Company’s achievement of one or more performance goals with respect to the performance measure(s) covering the applicable performance period and set forth in the award agreement evidencing the cash incentive award. A cash incentive award may be governed by the same terms and conditions that govern stock options, performance restricted shares, restricted stock awards or stock awards. In making a cash incentive award, the Committee will establish a performance level below which the cash incentive award will not be payable. The Committee may, in its sole discretion, and in addition to applicable performance goals also establish additional performance conditions that must be satisfied by the Company, a business unit or the participant as a condition precedent to the payment of all or a portion of any cash incentive awards.

Change in Control

In the event of a change in control: (i) all outstanding options and SARs become immediately exercisable; (ii) all restrictions imposed on restricted shares will immediately lapse; (iii) all outstanding performance restricted shares will immediately be deemed to have been earned to the maximum extent permitted; and (iv) all performance restricted shares earned will immediately vest. A change in control is defined to mean (1) the acquisition, directly or indirectly, by any person or entity, or persons or entities acting in concert, whether by purchase, merger, consolidation or otherwise, of voting power over that number of voting shares of the capital stock of the Company which, when combined with the existing voting power of such persons or entities, would enable them to cast fifty percent (50%) or more of the votes which all shareholders of the Company would be entitled to cast in the election of directors of the Company; (2) the sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of 75% or more of the assets, other than intangible assets, including goodwill, of the Company to a transferee other than the Company or an entity of which a controlling interest is owned by the Company; (3) the date that, during any twelve month period continuing directors cease to make up a majority of the members of the Board; or (4) the voluntary dissolution of the Company.

Amendment and Termination

The Board of Directors may modify, amend, or terminate the Plan at any time except that, to the extent then required by law, rule, regulation or applicable listing requirements for the Company’s common stock, approval of the holders of a majority of shares of common stock represented in person or by proxy at a meeting of the shareholders will be required to increase the maximum number of shares of common stock available for distribution under the Plan (other than increases due to adjustments in accordance with the Plan) or to “materially amend” the Plan under applicable listing requirements for the Company’s common stock. No modification, amendment, or termination of the Plan can adversely affect the rights of a participant under a grant previously made without the participant’s consent.

Federal Income Tax Consequences—Nonqualified Options

Under the current applicable provisions of the Internal Revenue Code, the recipient of an option under the Plan will not pay any tax at the time of grant. When a nonqualified option is exercised, any excess of the fair market value of the affected shares over the total option price of those shares will be treated for federal tax purposes as ordinary income. Any profit or loss realized on the sale or exchange of any share actually received will be treated as a capital gain or loss. If the fair market value on the date of exercise of the shares with respect to which the option was exercised exceeds the exercise price, the Company is entitled to deduct the amount of that excess.

Incentive Stock Options

With respect to an ISO, no taxable gain or loss generally will be recognized when the option is granted or exercised. ISOs exercised more than three months after termination of employment will be taxed in the same manner as nonqualified options described above. Generally, when an ISO is exercised, the spread between the fair market value and the exercise price will be an item of tax preference for purposes of the alternative minimum tax.

If the shares acquired when an ISO is exercised are held for at least two years from the grant of the options and one year from the exercise of the options, any gain or loss realized upon their sale will be treated as long- term capital gain or loss. In such a case, the Company will not be entitled to a deduction. If the shares are not held for the two-year and one-year periods, ordinary income will be recognized in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date the option was exercised. The Company will be entitled to a deduction equal to the amount of any ordinary income recognized in this manner. If the shares are not held for the one-year period and the amount realized upon sale is less than the grant price, the difference will be a capital loss.

Stock Appreciation Rights

If there is a grant of an option with a tandem stock appreciation right, no taxable income is realized by the holder and no deduction is available to the Company at the time of grant. If a participant exercises an option through a stock appreciation rights election, the tax consequences to the holder and the Company are the same as for exercise of a nonqualified stock option.

Performance Restricted Shares, Stock Awards and Restricted Stock Awards

With respect to performance restricted shares, stock awards and restricted stock awards granted under the Plan, the participant will generally recognize ordinary income equal to the excess of the fair market value of the shares received (determined as of the date on which the shares become transferable or not subject to a substantial risk of forfeiture, whichever occurs first) over the amount, if any, paid for the shares. The Company will be entitled to a tax deduction in the same amount. A participant may elect to accelerate the recognition of ordinary income with respect to restricted stock awards to when the shares are granted. A participant may also elect to accelerate the recognition of ordinary income with respect to performance restricted shares to when the shares are earned at the end of the performance period. If an election is made to accelerate the recognition of ordinary income, the amount of ordinary income will be determined as of the accelerated tax date rather than as of the date when the applicable restriction expires. In such a case, the Company’s tax deduction will be determined at the same time. Any subsequent gain or loss resulting from the sale or other disposition of such shares will be capital gain or loss.

Cash Incentive Awards

A participant will recognize ordinary income in an amount equal to the amount of a cash incentive award as of the date cash is paid pursuant to the award.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2008 LONG-TERM INCENTIVE PLAN.

The affirmative vote of a majority of the shares voting at the meeting is required for approval of the 2008 Long-Term Incentive Plan.

PROPOSAL 4:

RATIFICATION OF INDEPENDENT AUDITORS

The Board, upon recommendation of its Audit Committee, recommends PricewaterhouseCoopers LLP (“PwC”), as auditors of the Company’s financial statements for the fiscal year ending December 31, 2008. PwC was the Company’s independent auditors in 2007. The recommendation is being submitted to the shareholders for ratification, which requires the affirmative vote of a majority of the votes cast by shareholders at the meeting. A representative of PwC is expected to be present at the Annual Meeting, will be available to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so.

Although not required by law, the Company maintains a policy of submitting the ratification of the appointment of its independent auditors to a vote of the shareholders. In the event that sufficient shareholders do not ratify the appointment of PwC as the Company’s independent auditors for 2008, the Company may reassess such appointment and/or appoint another firm.

Audit Fees

The aggregate fees charged by PwC for the audit of the Company’s 2007 and 2006 annual financial statements and the review of the Company’s quarterly financial statements included in the Company’s quarterly reports on Form 10-Q were $799,000 for 2007 and $809,000 for 2006.

Audit-Related Fees

The aggregate fees charged by PwC for other audit-related fees including other special report reviews during 2007 and 2006 were $30,000 and $14,000, respectively.

Tax Fees

The aggregate fees charged by PwC for tax filing preparation and tax planning services for 2007 and 2006 fiscal years were:

	2007	2006
Tax fees—preparation and compliance	$48,000	$100,000
Tax planning services	110,000	67,000

	$158,000	$167,000

All Other Fees

There were no fees billed for all other services rendered by PwC during fiscal year 2007, other than the services referred to above under the captions “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”

The Audit Committee of the Company approved all non-audit services provided by PwC. The Audit Committee has also adopted policies and procedures for pre-approving all non-audit work performed by PwC. Specifically, the committee has pre-approved the use of PwC for United States federal and state tax consulting services. In each case, the committee has also set a specific annual limit on the amount of such services which the Company would obtain from PwC, and has required management to report the specific engagements to the committee on a quarterly basis and to obtain specific pre-approval from the committee for any engagement over $25,000.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS FOR 2008.

ADDITIONAL INFORMATION

“Householding” of Proxy Materials. The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement or annual report to multiple shareholders sharing an address, unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company that they or it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, please notify Mellon Investor Services by calling 888-778-1323 or by using their MLink service via their website, www.bnymellon.com/shareowner.

2009 SHAREHOLDER PROPOSALS

Proposals of shareholders intended for inclusion in the Company’s proxy statement relating to the 2009 Annual Meeting must be received at the Company’s principal executive offices, 124 East Main Street, Ephrata, PA 17522 (please address to the attention of Thomas E. Morell, Senior Vice President, Chief Financial Officer, Secretary and Treasurer), no later than November 29, 2008. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC. Written notice of shareholder proposals relating to the 2009 Annual Meeting, other than those intended for inclusion in the Company’s proxy statement, must also be received at the Company’s principal executive offices no later than November 29, 2008.

OTHER MATTERS

The Board is not aware that any matter other than those listed in the Notice of 2008 Annual Meeting of Shareholders is to be presented for action at the Annual Meeting. If any matter not listed in the Notice should properly come before the Annual Meeting, it is intended that votes will be cast pursuant to the proxy in respect thereof in accordance with the best judgment of the person or persons acting as proxies.

UPON WRITTEN REQUEST BY ANY SHAREHOLDER TO THOMAS E. MORELL, SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER, SECRETARY AND TREASURER, D&E COMMUNICATIONS, INC., 124 EAST MAIN STREET, EPHRATA, PA 17522, A COPY OF THE COMPANY’S 2007 ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2007 WILL BE PROVIDED WITHOUT CHARGE. COPIES ARE ALSO AVAILABLE WITHOUT CHARGE ON THE D&E COMMUNICATIONS, INC. WEBSITE AT WWW.DECOMMUNICATIONS.COM.

March 27, 2008

EXHIBIT A

2008 LONG-TERM INCENTIVE PLAN

OF

D&E COMMUNICATIONS, INC.

ARTICLE I.

GENERAL PROVISIONS

1.1	PURPOSES

The purposes of the 2008 Long-Term Incentive Plan (the “Plan”) are to advance the long-term success of D&E Communications, Inc. (the “Company” or “D&E”), and to increase shareholder value by providing the incentive of long-term stock-based rewards to officers, directors and key employees. The Plan is designed to: (1) encourage Company stock ownership by Participants to further align their interests with the interests of shareholders of the Company; (2) ensure that compensation practices are competitive in the industry; and (3) assist in the attraction and retention of key employees vital to the Company’s success.

1.2	DEFINITIONS

For the purpose of the Plan, the following terms shall have the meanings indicated:

(a) “Board” means the Board of Directors of the Company.

(b) “Cash Incentive Awards” means a right to receive a cash payment pursuant to any Award made pursuant to Article VII hereof.

(c) “Change in Control” means :

(1) the acquisition, directly or indirectly, by any person or entity, or persons or entities acting in concert, whether by purchase, merger, consolidation or otherwise, of voting power over that number of voting shares of the capital stock of the Company which, when combined with the existing voting power of such persons or entities, would enable them to cast fifty percent (50%) or more of the votes which all shareholders of the Company would be entitled to cast in the election of directors of the Company;

(2) the sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of 75% or more of the assets, other than intangible assets, including goodwill, of the Company to a transferee other than the Company or an entity of which a controlling interest is owned by the Company;

(3) the date that, during any twelve month period “Continuing Directors” cease to make up a majority of the members of the Board. “Continuing Directors” shall mean: (x) each individual who, at the beginning of such period, was a member of the Board; and (y) any director elected, or nominated for election, by the Company’s shareholders who was first approved by a vote of at least two-thirds of the Continuing Directors then still in office; provided, however, that no individual shall be considered a Continuing Director if such individual initially assumed office as a result of either an actual or threatened election contest or proxy contest, including by reason of any agreement intended to avoid or settle any election contest or proxy contest (for purposes of the foregoing, “election contest” means a solicitation with respect to the election or removal of directors that is subject to the provisions of Rule 14a-11 of the 1934 Act, and “proxy contest” means the solicitation of proxies or consents by or on behalf of a person other than the Board); or

(4) the voluntary dissolution of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended, including any successor law thereto.

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(e) “Committee” means the Compensation Committee of the Board or the full Board, as the case may be.

(f) “Common Stock” means the Common Stock of the Company, par value $.16 per share.

(g) “Company,” means D&E Communications, Inc., and, solely for purposes of determining (i) eligibility for participation in the Plan, (ii) employment, and (iii) the establishment of Performance Goals, shall include any corporation, partnership, or other organization with respect to which D&E owns or controls, directly or indirectly, not less than 50 percent of the total combined voting power of all classes of stock or other equity interests. For purposes of this Plan, the terms “D&E” and “Company” shall include any successor to D&E Communications, Inc.

(h) “Disability” means total and permanent disability within the meaning of Section 22(e)(3) of the Code.

(i) “Dividend Equivalent” means an amount equal to the cash dividend paid on one share of Common Stock for each Performance Restricted Share granted during the Performance Period. All Dividend Equivalents shall be reinvested in Performance Restricted Shares at a purchase price equal to the Fair Market Value on the dividend date.

(j) “Employee” or “employment” with respect to any Non-Employee Director (as defined herein) means service as a director on the Board.

(k) “Fair Market Value” means as of any date the last reported sales price of the Common Stock on such date as reported by the NASDAQ Global Market or the principal national securities exchange on which such stock is listed and traded or, if there is no trading on such date, on the first previous date on which there is such trading.

(l) “Incentive Stock Option” means a Stock Option that meets the definition under Section 422 of the Code.

(m) “Non-Employee Director” means a member of the Board who is not a common law employee of the Company.

(n) “Nonstatutory Stock Option” means a Stock Option that does not meet the definition of an Incentive Stock Option.

(o) “Participant” means an individual who has met the eligibility requirements set forth in Section 1.6 hereof and to whom a grant has been made and is outstanding under the Plan.

(p) “Performance Goals” shall mean, with respect to a financial Performance Measure, the objective financial performance target level set by the Committee and, with respect to a non-financial Performance Measure, the key operational or strategic goal set by the Committee that, in either case, is to be attained during a Performance Period as a condition to earning a Stock Option issued with a Performance Goal, a Performance Restricted Share or a Cash Incentive Award.

(q) “Performance Measures” means one or more of the following: (i) total shareholder return; (ii) return on shareholders’ equity; (iii) return on capital; (iv) earnings per share; (v) sales; (vi) earnings; (vii) cash flow; (viii) operating income; (ix) earnings before interest, taxes, depreciation and amortization; (x) Fair Market Value of Common Stock, and (xi) such other Performance Measure as may be established by the Committee. The Committee shall determine a minimum performance level below which no Performance Restricted Shares, no Cash Incentive Award or, to the extent applicable, no Stock Options, shall be earned and a performance schedule under which the number of shares earned may be less than, equal to, or greater than the number of Performance Restricted Shares, the amount of a Cash Incentive Award or, to the extent applicable, the number of shares under Stock Options granted, based upon the Company’s achievement relative to the Performance Goals. The Committee, which is comprised of independent outside directors, may adjust the Performance Goals and Performance Measures only in order to reflect significant unforeseen events that they determine to warrant an adjustment; provided, however,

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that the Committee may not make any such adjustment with respect to any Award of Performance Restricted Shares, the amount of a Cash Incentive Award or, to the extent applicable, the number of shares under Stock Options issued with a Performance Goal to an individual who is then a “covered employee” as such term is defined in Treasury Regulation 1.162-27 (c) (2) promulgated under Section 162 (m) of the Code (“Section 162(m)”), if such adjustment would cause compensation pursuant to such Performance Restricted Share Award, the amount of a Cash Incentive Award or, to the extent applicable, the number of shares under Stock Options to cease to be performance-based compensation under Section 162(m).

(r) “Performance Period” means, in relation to Stock Options issued with a Performance Goal, Performance Restricted Shares or Cash Incentive Awards, any period for which Performance Goals have been established.

(s) “Performance Restricted Share” means a right to receive a target number of shares of common stock based upon the Company’s meeting or exceeding certain predetermined Performance Goals over a specified Performance Period, granted to a Participant pursuant to Article IV.

(t) “Restricted Stock Award” means an award of Common Stock granted to a Participant pursuant to Article V that is subject to a Restriction Period.

(u) “Restriction Period” means, in relation to Restricted Stock Awards, the period of time (if any) during which (i) such shares are subject to forfeiture pursuant to the Plan and (ii) such shares may not be sold, assigned, transferred, pledged or otherwise disposed of by the Participant.

(v) “Retirement” means termination from employment with the Company after the Participant has attained age 55 and has completed a minimum of five years of service with the Company or termination of employment under circumstances that the Committee deems equivalent to retirement.

(w) “Stock Appreciation Right” means a right granted to a Participant pursuant to Article III.

(x) “Stock Award” means an award of Common Stock granted to a Participant pursuant to Article V that is not subject to a Restriction Period.

(y) “Stock Option” means a right granted to a Participant pursuant to Article II to purchase, before a specified date and at a specified price, a specified number of shares of Common Stock.

(z) “Tandem SAR” means a Stock Appreciation Right issued in conjunction with a Stock Option giving the Participant the right to surrender to the Company all or any portion of the related Stock Option and to receive in cash or in shares of Common Stock an amount equal to the excess of the Fair Market Value over the option price on the date of such exercise

1.3	ADMINISTRATION

The Plan shall be administered by the Compensation Committee of the Board; provided, however, that the full Board shall administer the Plan as it relates to the terms, conditions and grant of Awards to Non-Employee Directors. For purposes of the Plan, the term Committee shall refer to the Compensation Committee of the Board or the full Board, as the case may be. The Committee operates pursuant to the provisions of a Compensation Committee Charter approved by the Board and if or to the extent that said Charter conflicts with this Section 1.3 the Charter shall be controlling. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be deemed the acts of the Committee. Subject to the provisions of the Plan and to directions by the Board, the Committee is authorized to interpret the Plan, to adopt administrative rules, regulations, and guidelines for the Plan, and to impose such terms, conditions, and restrictions on grants as it deems appropriate. The Committee, in its discretion, may allow certain optionees holding unexercised Incentive Stock Options to convert such options to Nonstatutory Stock Options. The Committee may, with respect to Participants who are not subject to Section 16(b) of the Exchange Act or “covered employees” within the meaning of Section 162(m), delegate such of its powers and authority under the Plan as it deems appropriate to designated officers or employees of the Company.

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1.4	TYPES OF GRANTS UNDER THE PLAN

Grants (“Awards”) under the Plan may be in the form of any one or more of the following:

(a) Nonstatutory Stock Options;

(b) Incentive Stock Options;

(c) Stock Appreciation Rights;

(d) Performance Restricted Shares;

(e) Restricted Stock Awards;

(f) Stock Awards;

(g) Cash Incentive Awards.

1.5	SHARES SUBJECT TO THE PLAN AND INDIVIDUAL AWARD LIMITATION

(a) A maximum of one million seven hundred fifty thousand (1,750,000) shares of Common Stock may be issued as Awards under the Plan. All such shares may be granted in the form of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Performance Restricted Shares, Restricted Stock Awards and Stock Awards. The total number of shares authorized is subject to adjustment as provided in Section 8.1 hereof. Shares of Common Stock issued under the Plan may be treasury shares or authorized but unissued shares. No fractional shares shall be issued under the Plan.

(b) If any Stock Option granted under the Plan expires or terminates, the underlying shares of Common Stock may again be made available for the purposes of the Plan. Any shares of Common Stock that have been granted as Restricted Stock Awards or Performance Restricted Shares, but are later forfeited or for any other reason are not payable under the Plan, may again be made available for the purposes of the Plan. Furthermore, shares of Common Stock that are (i) tendered or withheld in payment of the exercise price of any Stock Option or in satisfaction of withholding tax obligations arising from any Award, and (ii) shares of Common Stock repurchased by the Company that have been designated for allocation to the Plan, shall be available for issuance under the Plan.

(c) The aggregate maximum number of shares of Common Stock that may be delegated to any Participant in any one year in the form of Awards under the Plan is 200,000, which limit is subject to adjustment under Section 8.1.

1.6	ELIGIBILITY AND PARTICIPATION

Participation in the Plan shall be limited to officers of the Company, who may also be members of the Board, other key employees of the Company and Non-Employee Directors. The Committee, in its discretion, shall designate who qualifies as a key employee for this purpose.

ARTICLE II.

STOCK OPTIONS

2.1	GRANT OF STOCK OPTIONS

The Committee may from time to time, subject to the provisions of the Plan, grant Stock Options to Participants. The Committee shall determine the number of shares of Common Stock to be covered by each Stock Option and shall have the authority to grant Incentive Stock Options, Nonstatutory Stock Options or a combination thereof; provided, however, that Incentive Stock Options may be granted only to Participants who are employees of the Company and may not be granted to Non-Employee Directors. Furthermore, the Committee may grant a Tandem SAR in connection with a Stock Option, as provided in Article III .

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2.2	INCENTIVE STOCK OPTION EXERCISE LIMITATIONS

The aggregate Fair Market Value (determined at the time an Incentive Stock Option is granted) of the shares of Common Stock with respect to which an Incentive Stock Option is exercisable for the first time by a Participant during any calendar year (under all plans of the Company) shall not exceed $100,000 or such other limit as may be established from time to time under the Code.

2.3	OPTION DOCUMENTATION

Each Stock Option shall be evidenced by a written Stock Option agreement between the Company and the Participant to whom such option is granted, specifying the number of shares of Common Stock that may be acquired by its exercise and containing such terms and conditions consistent with the Plan as the Committee shall determine.

2.4	EXERCISE PRICE

The price at which each share covered by a Stock Option may be acquired shall be determined by the Committee at the time the Stock Option is granted and shall not be less than the Fair Market Value of the underlying shares of Common Stock on the day the Stock Option is granted. In no event shall the Committee backdate a Stock Option granted under the Plan by setting its exercise price based on the Fair Market Value determined on a date prior to the date all actions are taken pursuant to the Plan to grant the Stock Option. If an Incentive Stock Option is granted to an employee who, at the time such Incentive Stock Option is granted, owns shares of the Company possessing more than 10 percent of the total combined voting power of all classes of shares of the Company or its subsidiaries (a “10% Shareholder”), the exercise price of such Incentive Stock Option shall not be less than 110% of the Fair Market Value of the underlying shares of Common Stock on the day such Incentive Stock Option is granted. The exercise price will be subject to adjustment only as allowed and in accordance with the provisions of Section 8.1 of the Plan, and otherwise the exercise price on a Stock Option determined at the time the Stock Option is granted shall not be adjusted or otherwise reset by the Committee or its delegate. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of an outstanding Stock Option or cancel, exchange or surrender an outstanding Stock Option in exchange for cash, other Awards or Stock Option with an exercise price that is less than the exercise price of the original Stock Option without shareholder approval.

2.5	EXERCISE OF STOCK OPTIONS

(a) Exercisability. Stock Options shall become exercisable at such times, in such installments, and upon the satisfaction of such conditions, which may include continued employment through a vesting period, the attainment of specified Performance Goals during a Performance Period, or both, as the Committee may provide at the time of grant.

(b) Option Period. For each Stock Option granted the Committee shall specify the period during which the Stock Option may be exercised, provided that (i) no Stock Option shall be exercisable after the expiration of ten years from the date the Stock Option was granted and (ii) in the case of a 10% Shareholder, no Stock Option shall be exercisable after the expiration of five years from the date the Stock Option was granted.

(c) Exercise in the Event of Termination of Employment.

(i) Death: Unless otherwise provided by the Committee at the time of grant, in the event of the death of the Participant, the Stock Option must be exercised by the Participant’s estate or beneficiaries within one year following the death of the Participant and prior to its expiration. An unexercised

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Incentive Stock Option will cease to be treated as such and will become a Nonstatutory Stock Option three months following the date of death. In the event of the death of the Participant, each Stock Option held by the Participant at the date of death may be exercised as to all or any portion thereof regardless of whether or not fully exercisable under the terms of the grant.

(ii) Disability: Unless otherwise provided by the Committee at the time of grant, in the event of the termination of the Participant’s employment due to Disability, the Stock Option must be exercised within one year following the Participant’s termination of employment and prior to its expiration. In the event of the termination of the Participant’s employment due to Disability, each Stock Option then held by the disabled Participant may be exercised as to all or any portion thereof regardless of whether or not fully exercisable under the terms of the grant.

(iii) Retirement: Unless otherwise provided by the Committee at the time of grant, in the event of the Retirement of the Participant the Stock Option must be exercised within one year following the Participant’s termination of employment and prior to its expiration. An unexercised Incentive Stock Option will cease to be treated as such and will become a Nonstatutory Stock Option three months following the date of Retirement. In the event of the Retirement of the Participant, each Stock Option then held by the retired Participant may be exercised as to all or any portion thereof regardless of whether or not fully exercisable under the terms of the grant.

(iv) Termination for Good Reason or Without Cause: Unless otherwise provided by the Committee at the time of grant, in the event the Participant terminates employment with the Company for “good reason,” as defined in an employment agreement between the Participant and the Company, if any, that is then in effect, or is discharged by the Company without “cause,” as defined in an employment agreement between the Participant and the Company, if any, that is then in effect the Stock Option must be exercised within one year following the Participant’s termination of employment and prior to its expiration. An unexercised Incentive Stock Option will cease to be treated as such and will become a Nonstatutory Stock Option three months following the date of termination. In the event of a termination of the Participant for good reason or a discharge without cause, each Stock Option then held by the Participant may be exercised as to all or any portion thereof regardless of whether or not fully exercisable under the terms of the grant.

(v) Other Terminations: Unless otherwise provided by the Committee at the time of grant, in the event a Participant ceases to be an employee of the Company for any reason other than death, Disability, Retirement, Termination for Good Reason, or Termination Without Cause, Stock Options which are exercisable on the date of termination must be exercised within six months after termination and prior to the expiration date of any such Stock Option. An unexercised Incentive Stock Option will cease to be treated as such and will become a Nonstatutory Stock Option three months following the date of termination. All Stock Options which are not exercisable on the date of any such other termination shall be canceled.

(vi) Extension of Exercise Period: Notwithstanding all other provisions under this Section 2.5(c), in the event a Participant’s employment is terminated, the Committee may, in its sole discretion, extend the post-termination period during which the Stock Option may be exercised, provided however that such period may not extend beyond the original option period.

(d) Exercise In the Event of Change in Control. In the event of any Change in Control, all Stock Options shall immediately become exercisable without regard to the exercise period set forth in 2.5(a) or in a Stock Option Agreement.

2.6	METHOD OF EXERCISE

The Stock Option may be exercised in whole or in part from time to time by written request received by the Treasurer of the Company. The option price of each share acquired pursuant to a Stock Option shall be paid in full at the time of each exercise of the Stock Option either (i) in cash, (ii) by delivering to the Company

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previously-owned shares of Common Stock or (iii) in the discretion of the Committee, by delivering to the Treasurer of the Company a notice of exercise with an irrevocable direction to a broker-dealer registered under the Exchange Act, to sell a sufficient portion of the shares and deliver the sale proceeds directly to the Company to pay the exercise price; (iv), in the discretion of the Committee, through an election to have shares of Common Stock otherwise issuable to the Participant withheld to pay the exercise price of such Stock Option; or (v), in the discretion of the Committee, through any combination of the payment procedures set forth in (i) through (iv) above. However, shares of Common Stock previously acquired by the Participant under the Plan or any other incentive plan of the Company shall not be utilized for purposes of payment upon the exercise of a Stock Option unless those shares have been owned by the Participant for a six-month period or such longer period as the Committee may determine.

ARTICLE III.

STOCK APPRECIATION RIGHTS

3.1	GRANT OF STOCK APPRECIATION RIGHTS

The Committee may, in its discretion, grant Stock Appreciation Rights in connection with all or any part of a Stock Option granted under the Plan. Any such Tandem SAR granted in connection with a Stock Option shall be governed by the terms of the Stock Option agreement and the Plan.

3.2	EXERCISE OF STOCK APPRECIATION RIGHTS

A Tandem SAR shall become exercisable under the Stock Option terms set forth in Section 2.5 but shall be exercisable only when the Fair Market Value of the shares subject thereto exceeds the option price of the related Stock Option.

3.3	METHOD OF EXERCISE

(a) A Tandem SAR shall permit the Participant, upon exercise of such rights, to surrender the related Stock Option, or any portion thereof, and to receive, without payment to the Company (except for any applicable withholding taxes), an amount equal to the excess of the Fair Market Value over the option price. Such amount shall be paid in cash or in shares of Common Stock, or in a combination of cash and shares, as determined by the Company.

(b) Upon the exercise of a Tandem SAR and surrender of the related Stock Option, or portion thereof, such Stock Option, to the extent surrendered, shall be terminated, and the shares covered by the Stock Option so surrendered shall no longer be available for purposes of the Plan. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of an outstanding Tandem SAR or cancel, exchange or surrender an outstanding Tandem SAR in exchange for cash, other Awards or Tandem SAR with an exercise price that is less than the exercise price of the original Tandem SAR without shareholder approval.

ARTICLE IV.

PERFORMANCE RESTRICTED SHARES

4.1	GRANT OF PERFORMANCE RESTRICTED SHARES

The Committee may, from time to time, grant shares of Common Stock to Participants in the form of Performance Restricted Shares, which will thereafter become the unrestricted property of the Participant only if they are both Earned and become vested. For purposes of the Plan, Performance Restricted Shares shall be deemed to be “Earned” as of the day during the Performance Period that the performance of the Company meets or exceeds the Performance Goal or Goals established by the Committee relating to those Performance Restricted Shares.

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4.2	PERFORMANCE RESTRICTED SHARE AGREEMENT

Each grant of Performance Restricted Shares shall be evidenced by a written agreement between the Company and Participant to whom such shares are granted. The agreement shall specify the number of Performance Restricted Shares granted, the terms and conditions of the grant, the duration of the Performance Period, the applicable Performance Measures and the Performance Goals to be achieved during the Performance Period.

4.3	ISSUANCE OF COMMON STOCK

Performance Restricted Shares shall be evidenced either by a Common Stock certificate issued in the name of the Participant, which shall bear appropriate restrictive legends relating to the applicable performance restrictions and the Performance Period, or by book entry on the stock transfer records of the Company showing the issuance of said Shares in the name of the Participant and the performance and restrictions and Performance Period that apply. Certificates, if issued, shall be held in custody by the Company until the Performance Restricted Shares are both Earned and vested.

4.4	PERFORMANCE GOALS

Performance Restricted Share Awards shall be conditioned upon the Company’s attainment of a specified Performance Goal or Goals with respect to one or more Performance Measures, as defined in Section 1.2(q).

4.5	PERFORMANCE PERIOD

The Committee shall establish a Performance Period applicable to each grant of Performance Restricted Shares. Each such Performance Period shall commence on January 1 of the calendar year in which grants are made. There shall be no limitation on the number of Performance Periods established by the Committee, and more than one Performance Period may encompass the same calendar year. The Committee may adjust any Performance Period if it determines that unusual or unforeseen events so warrant.

4.6	DIVIDEND EQUIVALENTS DURING PERFORMANCE PERIOD

If, during the Performance Period, the Company makes a payment of cash dividends to holders of Common Stock, a Participant shall be entitled to receive Dividend Equivalents, which shall be reinvested in additional Performance Restricted Shares at the same time as such cash dividend is paid. Performance Restricted Shares resulting from such dividend reinvestment shall be evidenced by an additional share certificate or by further book entry on the stock transfer records of the Company of Common Stock, bearing the appropriate restrictive legend, and shall be added to the other Performance Restricted Shares held in custody or showing on the Common Stock transfer records of the Company, and shall be payable to the Participant in the same manner and at the same time as the Performance Restricted Shares with respect to which such Dividend Equivalents were issued.

4.7	RELEASE OF PERFORMANCE RESTRICTED SHARES

(a) At the conclusion of the Performance Period, the Committee shall determine the number of Performance Restricted Shares, if any, that have been Earned on the basis of Company performance in relation to the established Performance Goals and that have become vested. The Company shall then, as soon as administratively practicable, deliver or otherwise make available in the Participant’s name, shares of Common Stock bearing no Plan-related restrictive legends, in an aggregate amount equal to the number of Performance Restricted Shares, plus additional shares due to Dividend Equivalents, Earned and vested as of the end of the Performance Period.

(b) Any Performance Restricted Shares being held in custody or entered on the stock transfer records of the Company, including the related additional shares due to Dividend Equivalents, that the Committee determines to have not been Earned and vested shall be cancelled.

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4.8	VESTING

Performance Restricted Shares that are Earned during the Performance Period will continue to be restricted property, subject to the Participant’s continued employment with the Company through the last day of the Performance Period, at which time the Performance Restricted Shares that were Earned will vest and became the unrestricted property of the Participant. In the event the Participant’s employment with the Company terminates during the Performance Period, Section 4.10 shall apply to determine the Participant’s rights with respect to Performance Restricted Shares Earned in such Performance Period. The Committee may accelerate or waive the Performance Goals attached to a particular grant, in whole or in part, based on service and such other factors as the Committee may determine.

4.9	OTHER TERMS AND CONDITIONS

Performance Restricted Shares shall be subject to the following terms and conditions:

(a) Except as otherwise provided in the Plan or in the Performance Restricted Share agreement, the Participant shall have the rights of a shareholder of the Company, including the right to vote the shares.

(b) Cash dividends paid with respect to Performance Restricted Shares that are not yet Earned and vested shall be reinvested to purchase additional shares of Common Stock that shall be subject to the same terms, conditions, and restrictions that apply to the Performance Restricted Shares with respect to which such dividends were issued.

4.10	TERMINATION OF EMPLOYMENT DURING A PERFORMANCE PERIOD

(a) In the event a Participant terminates employment during a Performance Period by reason of death, Disability, or Retirement, or for “good reason,” as defined in an employment agreement between the Participant and the Company, if any, that is then in effect, or is discharged by the Company without “cause,” as defined in an employment agreement between the Participant and the Company, if any, that is then in effect, and the Participant had completed a minimum of one year of employment during the Performance Period, the Participant shall be entitled to the full number of shares Earned for the Performance Period. All applicable vesting restrictions shall lapse with respect to the number of shares thus calculated and such shares of Common Stock shall be released from custody to the Participant or the Participant’s designated beneficiary as soon thereafter as practicable following the Performance Period. In the event the Participant had not completed at least one year of employment during the Performance Period, the Participant shall forfeit all rights to earn such Performance Restricted Shares.

(b) If a Participant’s employment terminates during a Performance Period other than for a reason listed in (a) above, the Participant shall forfeit all rights to earn such Performance Restricted Shares.

(c) Notwithstanding Sections 4.10(a) and 4.10(b), in the event a Participant’s employment is terminated during a Performance Period under special circumstances, the Committee may, in its sole discretion, continue a Participant’s rights to earn any or all Performance Restricted Shares and waive in whole or in part any or all remaining restrictions.

4.11	CHANGE IN CONTROL PROVISIONS

In the event of any Change in Control during a Performance Period, (i) all Performance Restricted Shares granted, including those granted pursuant to Dividend Equivalents, shall be deemed to have been Earned to the maximum extent permitted pursuant to Section 4.4 for any Performance Period not yet completed as of the effective date of such Change in Control and (ii) all Performance Restricted Shares then Earned, but not otherwise vested shall immediately vest as of the date of such Change in Control.

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ARTICLE V.

RESTRICTED STOCK AWARDS AND STOCK AWARDS

5.1	AWARD OF RESTRICTED STOCK AND STOCK AWARDS

The Committee may grant Restricted Stock Awards and unrestricted Stock Awards to officers and key employees of the Company subject to such terms and conditions as the Committee shall determine, provided that each Restricted Stock Award shall be subject to a Restriction Period. Restricted Stock Awards and Stock Awards shall be used for the purposes of recruitment, recognition, and retention of key employees vital to the Company’s success. The Committee may, in its sole discretion, require a Participant to deliver consideration in the form of services as a condition to the grant of a Restricted Stock Award or Stock Award.

5.2	STOCK AWARD AND RESTRICTED STOCK AWARD AGREEMENTS

Each Restricted Stock Award and Stock Award shall be evidenced by a written agreement between the Company and the Participant to whom such Award is granted. The agreement shall specify the number of shares awarded, the terms and conditions of the Award and, in the case of a Restricted Stock Award, the Restriction Period, and the consequences of forfeiture.

5.3	AWARDS AND CERTIFICATES

Shares of Common Stock awarded pursuant to a Restricted Stock Award or a Stock Award shall be registered in the name of the Participant, and evidenced either by the issuance of certificates or by book entry on the stock transfer records of the Company showing the applicable restrictions. Certificates evidencing Restricted Stock Awards, bearing appropriate restrictive legends, shall be held in custody by the Company until the restrictions thereon are no longer in effect. After the lapse or waiver of the restrictions imposed upon the Restricted Stock Award, the Company shall deliver in the Participant’s name one or more stock certificates, free of restrictions, evidencing the shares of Common Stock subject to the Restricted Stock Award with respect to which the restrictions have lapsed or been waived, or shall re-register the shares of Common Stock on the stock transfer records of the Company free of the applicable restrictions.

5.4	RESTRICTION PERIOD

At the time a Restricted Stock Award is made, the Committee shall establish a Restriction Period applicable to such Award. The Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service and such other factors as the Committee may determine.

5.5	OTHER TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS

Shares of Common Stock subject to Restricted Stock Awards shall be subject to the following terms and conditions:

(a) Except as otherwise provided in the Plan or in the Restricted Stock Award agreement, the Participant shall have all the rights of a shareholder of the Company, including the right to vote the shares.

(b) Cash dividends paid with respect to Common Stock subject to a Restricted Stock Award shall be reinvested to purchase additional shares of Common Stock that shall be subject to the same terms, conditions, and restrictions that apply to the Restricted Stock Award with respect to which such dividends were issued.

5.6	TERMINATION OF EMPLOYMENT

(a) In the event a Participant terminates employment during the Restriction Period by reason of death, Disability or Retirement, or for “good reason,” as defined in Section 4.10 herein, , if any, or is discharged by

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the Company without “cause,” as defined in Section 4.10 herein, and the Participant had completed a minimum of one year of employment during the Restriction Period, restrictions shall lapse on the full number of shares subject to restriction.

(b) If a Participant’s employment is terminated during the Restriction Period for any reason other than one listed in (a) above, the Participant shall forfeit all shares subject to restriction.

(c) Notwithstanding Sections 5.6(a) and 5.6(b), in the event a Participant’s employment is terminated during the Restriction Period under special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions.

5.7	CHANGE IN CONTROL PROVISIONS

In the event of any Change in Control, all restrictions applicable to any outstanding Restricted Stock Award shall lapse as of the date of such Change in Control.

ARTICLE VI.

TAX WITHHOLDING AND DEFERRAL OF PAYMENT

6.1	TAX WITHHOLDING

(a) The Company may withhold from any payment of cash or delivery of unrestricted Common Stock to a Participant or other person pursuant to the Plan an amount sufficient to satisfy any required withholding taxes, including the Participant’s social security and Medicare taxes and federal, state and local income tax with respect to income arising from the payment of the Award, unless the Participant or other person has separately made arrangements acceptable to the Company to pay such withholding taxes. The Company shall have the right to require the payment of any such taxes before making payment or delivering unrestricted Common Stock pursuant to the Award. In addition, any Participant receiving an award under the Plan that qualifies as restricted property taxable under Section 83(a) of the Code when it is transferable or not subject to a substantial risk of forfeiture may elect under Section 83(b) of the Code to nevertheless have the Fair Market Value of the restricted property included in gross income and taxed in the year of the award, in which event the tax withholding requirements of this Section 6.1 shall be applied at the time of the award rather than at the time of delivery of the unrestricted Common Stock.

(b) Tax withholding shall be included as a term of any grant of Nonstatutory Stock Options, Stock Appreciation Rights, Performance Restricted Shares and Restricted Stock Award or the exercise of any Nonstatutory Stock Option.

(c) Tax withholding shall entitle the Participant to elect to satisfy, in whole or in part, any tax withholding obligations in connection with the issuance of shares of Common Stock earned under the Plan or the exercise of Nonstatutory Stock Options by:

(i) withholding shares of Common Stock otherwise issuable to the Participant,

(ii) accepting delivery of a cash payment by the Participant or of shares of Common Stock previously owned by the Participant,

(iii) withholding the necessary amount from another concurrent payment of compensation being made to the Participant by the Company; or

(iv) applying any other method for meeting the tax withholding obligation approved by the Committee and acceptable to the Company.

In any such case where shares of Common Stock are being withheld to satisfy the tax withholding obligation, the Fair Market Value of such shares of Common Stock will generally be determined on the date the

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Participant elects to satisfy such withholding tax obligations in such manner, and in any such case where shares of previously owned Common Stock are being delivered to satisfy the tax withholding obligation, the Fair Market Value of such shares of Common Stock will generally be determined on the date the Participant delivers the shares to the Company to satisfy such withholding tax obligation.

6.2	NO ELECTIVE DEFERRAL OF PAYMENT

No Participant may be offered the right to elect to defer the receipt of all or any portion of Performance Restricted Shares, Restricted Stock Awards, or any other Award otherwise distributable to such Participant. It is the Company’s intent that the Plan, and each Award feature under the Plan, be exempt from the requirements imposed by Code Section 409A on nonqualified deferred compensation plans and, in furtherance of that intent, the Committee, in its exercise of administrative discretion hereunder, shall at all times do so in a manner that avoids compensation deferral arrangements that would be subject to Code Section 409A. Furthermore, Awards that have been made, earned and vested shall be paid out as soon as practicable once all performance and vesting restrictions have been satisfied or lapsed, and in any event shall be paid in full no later than the 15th day of the third month following the end of the D&E taxable year in which all performance and vesting restrictions were satisfied.

ARTICLE VII.

CASH INCENTIVE AWARDS

7.1 GRANTING OF AWARDS

The Committee, in its discretion, may grant Cash Incentive Awards to participants. Each Cash Incentive Award shall be conditioned upon the Company’s achievement of one or more Performance Goals with respect to the Performance Measure(s) beginning with the applicable Performance Period and set forth in the Award agreement evidencing such Cash Incentive Award. An Award may be made separately or in conjunction with the grant hereunder of Stock Options, Stock Appreciation Rights, Performance Restricted Shares, Restricted Stock Awards or Stock Awards. In making a Cash Incentive Award, the Committee shall establish a Performance Goal below which the Cash Incentive Award shall not be payable. The Committee may adjust the Performance Goals and measurements to reflect significant unforeseen events; provided, however, that the Committee may not make any such adjustment with respect to any Award to an individual who is then a “covered employee” as such term is defined under Section 162(m), if such adjustment would cause compensation pursuant to such Award to cease to be performance-based compensation under Section 162(m).

7.2	OTHER AWARD TERMS

The Committee may, in its sole discretion, and in addition to applicable Performance Goals, establish certain additional performance based conditions that must be satisfied by the Company, a business unit or the Participant as a condition precedent to the payment of all or a portion of any Cash Incentive Awards. Such conditions precedent may include, among other things, the receipt by a Participant of a specified annual performance rating and the achievement of specified Performance Goals by the Company, business unit or Participant.

ARTICLE VIII.

OTHER PROVISIONS

8.1	ADJUSTMENT IN NUMBER OF SHARES AND OPTION PRICES

Grants of Stock Options, Stock Appreciation Rights, Performance Restricted Shares, and Restricted Stock Awards and Stock Awards shall be subject to adjustment by the Committee as to the number and price of shares of Common Stock or other considerations subject to such grants in the event of changes in the outstanding shares of the Company by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers,

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consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant. In the event of any such change in the outstanding shares of the Company, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee. In no event shall an adjustment made pursuant to this Section 8.1 result in the back dating of an outstanding Stock Option Award under the Plan.

8.2	NO RIGHT TO EMPLOYMENT

Nothing contained in the Plan, nor in any grant pursuant to the Plan, shall confer upon any Participant any right with respect to continuance of employment by the Company or its subsidiaries, nor interfere in any way with the right of the Company or its subsidiaries to terminate the employment or change the compensation of any employee at any time.

8.3	NONTRANSFERABILITY

A Participant’s rights under the Plan, including the right to any shares or amounts payable may not be assigned, pledged, or otherwise transferred except, in the event of a Participant’s death, to the Participant’s designated beneficiary or, in the absence of such a designation, by will or by the laws of descent and distribution; provided, however, that the Committee may, in its discretion, at the time of grant of a Nonstatutory Stock Option or by amendment of an option agreement for an Incentive Stock Option or a Nonstatutory Stock Option, provide that Stock Options granted to or held by a Participant may be transferred, in whole or in part, to one or more transferees and exercised by any such transferee, provided further that (i) any such transfer must be without consideration, (ii) each transferee must be a member of such Participant’s “immediate family” or a trust, family limited partnership or other estate planning vehicle established for the exclusive benefit of one or more members of the Participant’s immediate family; and (iii) such transfer is specifically approved by the Committee following the receipt of a written request for approval of the transfer; and provided further that any Incentive Stock Option which is amended to permit transfers during the lifetime of the Participant shall, upon the effectiveness of such amendment, be treated thereafter as a Nonstatutory Stock Option. In the event a Stock Option is transferred as contemplated in this Section, such transfer shall become effective when approved by the Committee and such Stock Option may not be subsequently transferred by the transferee other than by will or the laws of descent and distribution. Any transferred Stock Option shall continue to be governed by and subject to the terms and conditions of this Plan and the relevant option agreement, and the transferee shall be entitled to the same rights as the Participant as if no transfer had taken place. As used in this Section, “immediate family” shall mean, with respect to any person, any spouse, child, stepchild or grandchild, and shall include relationships arising from legal adoption.

8.4	COMPLIANCE WITH GOVERNMENT REGULATIONS

(a) The Company shall not be required to issue or deliver shares or make payment upon any right granted under the Plan prior to complying with the requirements of any governmental authority in connection with the authorization, issuance, or sale of such shares.

(b) The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts entered into and performed entirely in such State.

(c) Notwithstanding that the Plan, and each Award issued pursuant to the Plan, is intended to be exempted from the requirements Section 409A of the Code imposes on nonqualified deferred compensation plans, in the event that any Award under the Plan is determined to provide nonqualified deferred compensation within the meaning of said Section 409A, the distribution of such Award to a key employee of the Company, as defined in Section 416(i) of the Code without regard to paragraph (5) thereof, being made on account of the key employee’s separation from service with D&E shall be deferred to a date that is six months after the separation from service.

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8.5	RIGHTS AS A SHAREHOLDER

The recipient of any grant under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued in the name of such recipient.

8.6	UNFUNDED PLAN

Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or separate funds. With respect to any payment not yet made to a Participant, nothing contained herein shall give any Participant any rights that are greater than those of a general creditor of the Company.

8.7	FOREIGN JURISDICTION

The Committee shall have the authority to adopt, amend, or terminate such arrangements, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to make available tax or other benefits of the laws of foreign countries in order to promote achievement of the purposes of the Plan.

8.8	OTHER COMPENSATION PLANS

Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required.

8.9	TERMINATION OF EMPLOYMENT—CERTAIN FORFEITURES

Notwithstanding any other provision of the Plan (other than provisions regarding Change in Control, including without limitation Sections 2.5(d), 4.11 and 5.7, which shall apply in all events), a Participant shall have no right to exercise any Stock Option or Stock Appreciation Right or receive payment of any Performance Restricted Share or Restricted Stock Award if the Participant is discharged for willful, deliberate, or gross misconduct as determined by the Committee in its sole discretion. Furthermore, notwithstanding any other provision of the Plan to the contrary, in the event that a Participant receives or is entitled to cash or the delivery or vesting of Common Stock pursuant to an Award during the 12 month period prior to the Participant’s termination of employment with the Company, then the Committee, in its sole discretion, may require the Participant to return or forfeit the cash and/or Common Stock received with respect to an Award (or its economic value as of (i) the date of the exercise of Stock Options or Stock Appreciation Rights; (ii) the date immediately following the end of the Restricted Period for Restricted Stock Awards or the end of the Performance Period for Performance Restricted Shares, (iii) the date of grant or payment with respect to Stock Awards or Cash Awards, as the case may be) in the event that the Participant: (y) is discharged for willful, deliberate or gross misconduct, as determined by the Committee , or (z) engages in any business or enters into any employment which the Committee in its sole discretion determines to be directly competitive with the business of the Company. A Participant may request the Committee in writing to determine whether any proposed business or employment activity would justify such a forfeiture. Such a request shall fully describe the proposed activity and the Committee’s determination shall be limited to the specific activity so described. The Committee’s right to require forfeiture under this Section 8.9 must be exercised within 90 days after the discovery of an occurrence triggering the Committee’s right to require forfeiture but in no event later than 24 months after the Participant’s termination of employment with the Company.

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ARTICLE IX.

AMENDMENT AND TERMINATION

9.1	AMENDMENT AND TERMINATION

The Board of Directors may modify, amend, or terminate the Plan at any time except that, to the extent then required by applicable law, rule, regulation, or applicable listing requirements for the Company’s Common Stock, approval of the holders of a majority of shares of Common Stock represented in person or by proxy at a meeting of the shareholders will be required to increase the maximum number of shares of Common Stock available for distribution under the Plan (other than increases due to adjustments in accordance with the Plan) or to “materially amend” the Plan under applicable listing requirements for the Company’s Common Stock. No modification, amendment, or termination of the Plan shall adversely affect the rights of a Participant under a grant previously made to him without the consent of such Participant.

ARTICLE X.

EFFECTIVE DATE AND DURATION OF PLAN

10.1	EFFECTIVE DATE AND DURATION OF PLAN

The Plan was adopted by the Company’s Board and recommended for submission to the shareholders on March 27, 2008, and will become effective upon its approval and adoption at the Annual Meeting of the shareholders on April 24, 2008. All rights granted under the Plan must be granted within ten years from the earlier of its adoption by the Company’s Board or its approval date by the shareholders of the Company. Any rights outstanding ten years after such earlier date may be exercised within the periods prescribed under or pursuant to the Plan. Effective as of the approval of the Plan by the shareholders of the Company, awards made under the Plan’s predecessors, the 1999 Long-Term Incentive Plan of D&E Communications, Inc. and the Conestoga Enterprises Inc. 1999 Stock Option Plan (the “1999 Plans”), shall continue to be outstanding in accordance with their terms, but no new awards shall thereafter be made under the 1999 Plans.

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THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” NUMBERS 1, 2, 3 AND 4.									Please Mark Here for Address Change or Comments	☐
									SEE REVERSE SIDE

								FOR	AGAINST	ABSTAIN
1.	ELECTION OF CLASS A DIRECTORS		2.	ELECTION OF CLASS C DIRECTOR		3.	Proposal to approve the 2008 Long-Term Incentive Plan.	☐	☐	☐

	FOR all nominees (except as noted)	WITHHOLD AUTHORITY (all nominees)		FOR	WITHHOLD			FOR	AGAINST	ABSTAIN
	☐	☐		☐	☐	4.	Proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s Independent Auditors for 2008.	☐	☐	☐

	01 John Amos, 02 John C. Long			05 Richard G. Weidner
	03 G. William Ruhl, 04 W. Garth Sprecher

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Ù FOLD AND DETACH HERE Ù

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting are available through 11:59 p.m. Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/decc Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials,

investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at

www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

You can view the Annual Report and Proxy Statement

on the internet at www.decommunications.com

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

D&E COMMUNICATIONS, INC.

The undersigned hereby appoints James W. Morozzi and Thomas E. Morell, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of D&E Communications, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held April 24, 2008 or at any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù